Exhibit 4.5

SALE AND SERVICING

AGREEMENT

among

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 20    -    ,

Issuer,

AFS SENSUB CORP.,

Seller,

AMERICREDIT FINANCIAL SERVICES, INC.,

Servicer,

and

[TRUST COLLATERAL AGENT],

Trust Collateral Agent

Dated as of             , 20

i

ii

SCHEDULES

Schedule A	Schedule of [Initial] Receivables
Schedule B-1	Representations and Warranties of the Seller and the Servicer Regarding the Receivables
Schedule B-2	Representations and Warranties of the Seller and the Servicer Regarding the Pool of Receivables

EXHIBITS

Exhibit A	Form of Servicer’s Certificate
[Exhibit B	Form of Subsequent Transfer Agreement]

iii

SALE AND SERVICING AGREEMENT dated as of             , 20    , among AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 20    -    , a Delaware statutory trust (the “Issuer”), AFS SENSUB CORP., a Nevada corporation (the “Seller”), AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation (the “Servicer”), and [TRUST COLLATERAL AGENT], a [entity type], as Trust Collateral Agent.

WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts made by AmeriCredit Financial Services, Inc. or an Originating Affiliate or acquired by AmeriCredit Financial Services, Inc. or an Originating Affiliate through motor vehicle dealers;

WHEREAS the Seller has purchased such [initial] receivables [and on each Subsequent Transfer Date the Seller will purchase subsequent receivables,] from AmeriCredit Financial Services, Inc. and is willing to sell such receivables to the Issuer;

[WHEREAS the Issuer desires to purchase additional receivables arising in connection with motor vehicle retail installment sale contracts to be acquired by AmeriCredit Financial Services, Inc.;]

[WHEREAS the Seller has an agreement to purchase such additional receivables from AmeriCredit Financial Services, Inc. and is willing to sell such receivables to the Issuer;]

WHEREAS the Servicer is willing to service all such receivables;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.1.    Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Accelerated Principal Amount” for a Distribution Date will equal the lesser of

(x)      the excess, if any, of the amount of Available Funds on such Distribution Date over the amounts payable on such Distribution Date pursuant to clauses (i) through (xix) of Section 5.7(a); and

(y)      the excess, if any, on such Distribution Date of (i) the Pro Forma Note Balance for such Distribution Date over (ii) the Required Pro Forma Note Balance for such Distribution Date.

“Accountants’ Report” means the report of a firm of nationally recognized Independent Accountants described in Section 4.11.

“Accounting Date” means, with respect to any Collection Period the last day of such Collection Period.

[“Addition Notice” means, with respect to any transfer of Subsequent Receivables to the Issuer pursuant to Section 2.2, notice of the Seller’s election to transfer Subsequent Receivables to the Issuer, such notice to designate the related Subsequent Cutoff Date and Subsequent Transfer Date and the approximate principal amount of Subsequent Receivables to be transferred on such Subsequent Transfer Date.]

“ADR Organization” means [The American Arbitration Association] or, if [The American Arbitration Association] no longer exists or if its ADR Rules would no longer permit mediation or arbitration, as applicable, of the dispute, another nationally recognized mediation or arbitration organization selected by AmeriCredit.

“ADR Rules” means the relevant rules of the ADR Organization for mediation (including non-binding arbitration) or binding arbitration, as applicable, of commercial disputes in effect at the time of the mediation or arbitration.

[“Advance” means, with respect to any Receivable/[Contract] and any Collection Period, payment by the Servicer of an amount equal to the amount of any Scheduled Receivables Payment that is thirty-one (31) or more days delinquent.]

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Principal Balance” means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable prior to the end of the related Collection Period and (ii) any Receivable that became a Purchased Receivable prior to the end of the related Collection Period) as of the date of determination.

“Agreement” means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

“AmeriCredit” means AmeriCredit Financial Services, Inc.

“Amount Financed” means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service contracts, car club and warranty contracts, other items customarily financed as part of motor vehicle retail installment sale contracts or promissory notes, and related costs.

“Annual Percentage Rate” or “APR” of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of             , 20    , by and among the Issuer, the Servicer and the Asset Representations Reviewer.

“Asset Representations Reviewer” means                     , a                     .

“Asset Review” means, for any Asset Review Notice, the performance by the Asset Representations Reviewer of each Asset Test stated in Schedule      to the Asset Representations Review Agreement for each Asset Review Receivable.

“Asset Review Notice” means the notice from the Trustee to the Asset Representations Reviewer and the Servicer directing the Asset Representations Reviewer to perform an Asset Review under Section      of the Asset Representations Review Agreement.

“Asset Review Receivable” means, for any Asset Review, each Receivable that is not a Liquidated Receivable and with respect to which the related Obligor failed to make at least [90]% of the related Scheduled Receivables Payment by the date on which it was due and, as of the last day of the Collection Period prior to the date the related Asset Review Notice was delivered, remained unpaid for [sixty (60)] days or more from the original payment due date.

“Asset Test” means, for an Asset Review, each Test, as defined in the Asset Representations Review Agreement, in Schedule      to the Asset Representations Review Agreement to be performed by the Asset Representations Reviewer on the related Asset Review Receivables.

“Available Funds” means, with respect to any Distribution Date, the sum of (without duplication) (i) the Collected Funds for the related Collection Period, plus (ii) all Purchase Amounts deposited in the Trust Accounts during the related Collection Period, plus (iii) Investment Earnings with respect to the Trust Accounts for the related Collection Period, plus (iv) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.3 of the Indenture since the preceding Distribution Date by the Trust Collateral Agent for distribution pursuant to Section 5.6 and Section 5.8 of the Indenture, plus (v) the proceeds of any purchase or sale of the assets of the Trust described in Section 10.1 and plus (vi) amounts, if any, released from the Reserve Account pursuant to Section 5.8(c) on such Distribution Date[, plus (vii) the Monthly Capitalized Interest Amount with respect to such Distribution Date,] [plus (viii) [any funds on deposit in the Revolving Account (a) in excess of the amounts required to purchase Subsequent Receivables to maintain the Required Revolving Pool Balance or (b) at the termination of the Revolving Period to be deposited to the Collection Account on such Distribution Date pursuant to Section 5.9(c)]/[ if the Distribution Date which immediately follows such Collection Period is also the Mandatory Redemption Date, any Pre-Funded Amount to be deposited into the Collection Account on such Distribution Date pursuant to Section 5.7(a) hereof,] [plus (ix) any amounts received by the Trust Collateral Agent pursuant to the Hedge Agreement (less any amounts used to enter into a replacement hedge agreement),] [plus [(x)] all Advances deposited into the Collection Account by the Servicer on the related Distribution Date; provided however, that Available Funds shall not include any payments or other amounts (including Net Liquidation Proceeds and recoveries) received with respect to any (a) Purchased Receivable, the Purchase Amount for which was included in Available Funds with respect to such Receivable and is entitled to reimbursement from payments in respect of such Receivable or other Receivables or other amounts pursuant to Section 5.13 hereof].

“Base Servicing Fee” means, with respect to any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to [the sum of (A)] the product of (i) the Servicing Fee Rate times (ii) the Aggregate Principal Balance of the Receivables as of the opening of business on the first day of such Collection Period (or, in the case of the first Distribution Date, as of the opening of business on             , 20    ) times (iii) one-twelfth (or, in the case of the first Distribution Date, a fraction equal to (x) the number of days from and including             , 20     through and including             , 20    , divided by (y) 360) [plus (B) __% times the aggregate Principal Balance of all Subsequent Receivables sold to the Issuer during the related Collection Period times the number of days during that Collection Period that the Subsequent Receivables were owned by the Issuer divided by 360].

“Basic Documents” means this Agreement, the Certificate of Trust, the Trust Agreement, the Purchase Agreement, the Indenture, the Asset Representations Review Agreement, the Underwriting Agreement, [the Note Purchase Agreement,] [the Hedge Agreement,] [the Certificate Purchase Agreement] and other documents and certificates delivered in connection therewith.

“Business Day” means any day other than a Saturday, a Sunday, a legal holiday or other day on which commercial banking institutions located in Wilmington, Delaware, Fort Worth, Texas or New York, New York or any other location of any successor Servicer, successor Owner Trustee or successor Trust Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

[“Calculation Agent” shall have the meaning set forth in Section [5.11].]

[“Capitalized Interest Account” means the account designated as such, established and maintained pursuant to Section [5.2].]

[“Capitalized Interest Account Initial Deposit” means $             deposited in the Capitalized Interest Account on the Closing Date.]

“Certificate[s]” means the trust certificate[s] evidencing the beneficial interest of the Certificateholder[s] in the Trust.

“Certificate Distribution Account” has the meaning assigned to such term in the Trust Agreement.

“Certificateholder” means [the]/[each] Person in whose name [the]/[a] Certificate is registered.

“Class” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and/or the Class E Notes, as the context requires.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

“Class A Principal Parity Amount” means, with respect to any Distribution Date, the lesser of (I) the excess, if any, of (x) the aggregate remaining principal amount of the Class A Notes immediately prior to such Distribution Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period and (II) the amount of Total Available Funds remaining on deposit in the Collection Account after the funding of the items described in clauses (i) through (iii) of Section 5.7(a) on such Distribution Date.

“Class A-1 Notes” has the meaning assigned to such term in the Indenture.

“Class A-2 Notes” has the meaning assigned to such term in the Indenture.

[“Class A-2-A Notes” has the meaning assigned to such term in the Indenture.

“Class A-2-B Notes” has the meaning assigned to such term in the Indenture.]

“Class A-3 Notes” has the meaning assigned to such term in the Indenture.

“Class B Notes” has the meaning assigned to such term in the Indenture.

“Class B Principal Parity Amount” means, with respect to any Distribution Date, the lesser of (I) the excess of (A) the excess, if any, of (x) the aggregate remaining principal amount of the Class A Notes and of the Class B Notes, in each case immediately prior to such Distribution Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period over (B) the sum of (1) the Class A Principal Parity Amount for such Distribution Date plus (2) any payments made on the Class A Notes as a Matured Principal Shortfall on such Distribution Date and (II) the amount of Total Available Funds remaining on deposit in the Collection Account after the funding of the items described in clauses (i) through (vi) of Section 5.7(a) on such Distribution Date.

“Class C Notes” has the meaning assigned to such term in the Indenture.

“Class C Principal Parity Amount” means, with respect to any Distribution Date, the lesser of (I) the excess of (A) the excess, if any, of (x) the aggregate remaining principal balance of the Class A Notes, of the Class B Notes and of the Class C Notes, in each case immediately prior to such Distribution Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period over (B) the sum of (1) the Class A Principal Parity Amount plus (2) the Class B Principal Parity Amount for such Distribution Date plus (3) any payments made on the Class A Notes or the Class B Notes as a Matured Principal Shortfall on such Distribution Date and (II) the amount of Total Available Funds remaining on deposit in the Collection Account after the funding of the items described in clauses (i) through (ix) of Section 5.7(a) on such Distribution Date.

“Class D Notes” has the meaning assigned to such term in the Indenture.

“Class D Principal Parity Amount” means, with respect to any Distribution Date, the lesser of (I) the excess of (A) the excess, if any, of (x) the aggregate remaining principal amount of the Class A Notes, of the Class B Notes, of the Class C Notes and of the Class D Notes, in each case immediately prior to such Distribution Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period over (B) the sum of (1) the Class A Principal Parity Amount, plus (2) the Class B Principal Parity Amount plus (3) the Class C Principal Parity Amount for such Distribution Date plus (4) any payments made on the Class A Notes, the Class B Notes or the Class C Notes as a Matured Principal Shortfall on such Distribution Date and (II) the amount of Total Available Funds remaining on deposit in the Collection Account after the funding of the items described in clauses (i) through (xii) of Section 5.7(a) on such Distribution Date.

“Class E Notes” has the meaning assigned to such term in the Indenture.

“Class E Principal Parity Amount” means, with respect to any Distribution Date, the lesser of (I) the excess of (A) the excess, if any, of (x) the aggregate remaining principal amount of the Class A Notes, of the Class B Notes, of the Class C Notes, of the Class D Notes and of the Class E Notes, in each case immediately prior to such Distribution Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period over (B) the sum of (1) the Class A Principal Parity Amount, plus (2) the Class B Principal Parity Amount, plus (3) the Class C Principal Parity Amount, plus (4) the Class D Principal Parity Amount for such Distribution Date plus (5) any payments made on the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes as a Matured Principal Shortfall on such Distribution Date and (II) the amount of Total Available Funds remaining on deposit in the Collection Account after the funding of the items described in clauses (i) through (xv) of Section 5.7(a) on such Distribution Date.

“Closing Date” means             , 20    .

[“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.1]

“Collateral Insurance” shall have the meaning set forth in Section 4.4(a).

“Collected Funds” means, with respect to any Collection Period, the amount of funds in the Collection Account representing collections on the Receivables during such Collection Period, including all Net Liquidation Proceeds collected during such Collection Period (but excluding any Purchase Amounts).

“Collection Account” means the account designated as such, established and maintained pursuant to Section 5.1(a)(i).

1 For grantor trust structure.

“Collection Period” means, with respect to the first Distribution Date, the period beginning as of the close of business on             , 20     and ending as of the close of business on             , 20    . With respect to each subsequent Distribution Date, “Collection Period” means the period beginning as of the close of business on the last day of the second preceding calendar month and ending as of the close of business on the last day of the immediately preceding calendar month. Any amount stated “as of the close of business” shall give effect to the following calculations as determined as of the end of the day on such day: (i) all applications of collections and (ii) all distributions.

“Collection Records” means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

“Commission” means the United States Securities and Exchange Commission.

“Contract” means a motor vehicle retail installment sale contract or promissory note.

“Controlling Class” means, (i) the Class A Notes so long as any class of the Class A Notes are Outstanding, (ii) if no class of Class A Notes are Outstanding, the Class B Notes, (iii) if no Class A Notes or Class B Notes are Outstanding, the Class C Notes, (iv) if no Class A Notes, Class B Notes or Class C Notes are Outstanding, the Class D Notes or (v) if no Class A Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, the Class E Notes.

“Controlling Party” means the Trust Collateral Agent for the benefit of the Noteholders.

“Corporate Trust Office” means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is [Address], and (ii) with respect to the Trustee and the Trust Collateral Agent, the principal office thereof at which at any particular time its corporate trust business shall be administered, which at the time of execution of this agreement is [Address], Attention:                     .

“Cram Down Loss” means, with respect to a Receivable that has not become a Liquidated Receivable, if the Servicer expects the Principal Balance or effective rate of interest on the Contract to be reduced by a court of appropriate jurisdiction in a proceeding related to an Insolvency Event, the Servicer’s estimate of the reduction in the Principal Balance that will be so ordered by the court.

“Credit Risk Retention Rules” shall have the meaning set forth in Section 4.9(a).

“Custodian” means AmeriCredit and any other Person named from time to time as custodian hereunder acting as agent for the Trust Collateral Agent, which Person must be acceptable to the Controlling Party (the Custodian as of the Closing Date is acceptable to the Controlling Party).

“Cutoff Date” means             , 20    /the Initial Cutoff Date or the Subsequent Cutoff Date, as applicable].

[“DBRS” means DBRS Morningstar, Inc. or its successor.]

“Dealer” means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to AmeriCredit or an Originating Affiliate under a Dealer Agreement or pursuant to a Dealer Assignment.

“Dealer Agreement” means any agreement between a Dealer and AmeriCredit or an Originating Affiliate relating to the acquisition of Receivables from a Dealer by AmeriCredit or an Originating Affiliate.

“Dealer Assignment” means, with respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to AmeriCredit or an Originating Affiliate.

“Delinquency Rate” means, for any Collection Period, (i) the aggregate Principal Balance of all Delinquent Receivables as of the end of such Collection Period divided by (ii) the Pool Balance as of the beginning of such Collection Period.

“Delinquency Trigger” means, that (i) as of the end of any of the [first through twelfth] Collection Periods, the Delinquency Rate exceeds     %, (ii) as of the end of any of the [thirteenth through twenty-fourth] Collection Periods, the Delinquency Rate exceeds     %, (iii) as of the end of any of the [twenty-fifth through thirty-sixth] Collection Periods, the Delinquency Rate exceeds     %, (iv) as of the end of any of the [thirty-seventh through forty-eighth] Collection Period, the Delinquency Rate exceeds     % or (v) as of the end of any subsequent Collection Period, the Delinquency Rate exceeds     %.

“Delinquent Receivable” means any Receivable that is not a Liquidated Receivable and which the related Obligor fails to make at least 90% of the related Scheduled Receivables Payment by the date on which it is due and remains unpaid for more than sixty (60) days from the original payment due date.

“Delivery” when used with respect to Trust Account Property means:

(a)      with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Trust Collateral Agent by physical delivery to the Trust Collateral Agent endorsed to, or registered in the name of, the Trust Collateral Agent or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(4) of the UCC), transfer thereof (i) by delivery thereof to the Trust Collateral Agent of such certificated security endorsed to, or registered in the name of, the Trust Collateral Agent or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Trust Collateral Agent by the amount of such certificated security and the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the Trust Collateral Agent (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Trust Collateral Agent or its nominee; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b)        with respect to any security issued by the U.S. Department of the Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary that is also a “depository” pursuant to applicable federal regulations; the making by such securities intermediary of entries in its books and records crediting such Trust Account Property to the Trust Collateral Agent’s securities account at the securities intermediary and identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Trust Collateral Agent; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent, consistent with changes in applicable law or regulations or the interpretation thereof;

(c)      with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the Trust Collateral Agent or its nominee or custodian who either (i) becomes the registered owner on behalf of the Trust Collateral Agent or (ii) having previously become the registered owner, acknowledges that it holds for the Trust Collateral Agent; and

(d)      with respect to any item of Trust Account Property that is a financial asset under Article 8 of the UCC and that is not governed by clause (b) above, causing the securities intermediary to indicate on its books and records that such financial asset has been credited to a securities account of the Trust Collateral Agent.

“Determination Date” means, with respect to any Collection Period, the second Business Day prior to the related Distribution Date.

“Distribution Date” means, with respect to each Collection Period, the eighteenth day of the following calendar month, or, if such day is not a Business Day, the immediately following Business Day, commencing                     , 20    . If AmeriCredit is no longer acting as Servicer, the distribution date may be a different day of the month.

[“Early Amortization Event” means the occurrence of any of the following:

(a)      [the Three-Month Rolling Average Delinquency Ratio exceeds     %];

(b)      [the Three-Month Rolling Average Annualized Net Loss Ratio exceeds     %];

(c)      with respect to three consecutive Distribution Dates, the Revolving Account Amount exceeds     % of the initial Aggregate Principal Balance of the Receivables as of the Initial Cutoff Date at the end of the first two consecutive Distribution Dates and the Revolving Account Amount is expected to exceed     % of the initial Aggregate Principal Balance of the Receivables as of the Initial Cutoff Date at the end of the third Distribution Date (calculated as of the related Determination Date) after taking into consideration the Subsequent Receivables scheduled to be purchased on the third Distribution Date; or

(d)      a Servicer Termination Event.]

[“Electronic Chattel Paper Sub-Custodian” means [DealerTrack, Inc.], [RouteOne LLC] or another econtracting facilitator engaged by the Servicer.]

“Electronic Ledger” means the electronic master record of the retail installment sale contracts or installment loans of the Servicer.

“Eligible Deposit Account” means a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as (i) the long-term unsecured debt of such depository institution shall have a credit rating from [                    ,] [                    ] and [                    ] in one of the generic rating categories which signifies investment grade and (ii) such depository institutions’ deposits are insured by the FDIC.

“Eligible Investments” mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)      direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b)      demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of A-1+, from Moody’s of Prime-1, to the extent rated by DBRS or Fitch, from DBRS of R-1 (middle) and from Fitch of F1+;

(c)      commercial paper and demand notes investing solely in commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of A-1+, from Moody’s of Prime-1, to the extent rated by DBRS or Fitch, from DBRS of R-1 (middle) and from Fitch of F1+;

(d)      investments in money market funds (including funds for which the Trust Collateral Agent or the Trustee in each of their individual capacities or any of their respective Affiliates is investment manager, controlling party or advisor) having a rating from Standard & Poor’s of AAA-m or AAAm-G and from Moody’s of Aaa;

(e)      bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)      repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above;

(g)      any other investment which would satisfy the Rating Agency Condition and is consistent with the ratings of the Notes or any other investment that by its terms converts to cash within a finite period, if the Rating Agency Condition is satisfied with respect thereto; and

(h)      cash denominated in United States dollars.

Any of the foregoing Eligible Investments may be purchased by or through the Trust Collateral Agent, the Trustee or any of their respective Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

[“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York currently at http://www.newyorkfed.org, or at such other page as may replace such page on the website of the Federal Reserve Bank of New York.]

“Final Scheduled Distribution Date” has the meaning assigned to such term in the Indenture.

“Financed Vehicle” means an automobile or light-duty truck van or minivan, together with all accessions thereto, securing an Obligor’s Indebtedness under the respective Receivable.

[“Fitch” means Fitch Ratings, Inc. or its successor.]

“Force-Placed Insurance” shall have the meaning set forth in Section 4.4.

[“Funding Period” means the period beginning on and including the Closing Date and ending on the first to occur of (a) the first date on which the amount on deposit in the Pre Funding Account (after giving effect to any transfers therefrom in connection with the transfer of Subsequent Receivables to the Issuer on such date) is less than $[        ], (b) the date on which an Event of Default or a Servicer Termination Event occurs and (c)             , 20    .]

“General Motors Financial Company, Inc.” means General Motors Financial Company, Inc. (f/k/a AmeriCredit Corp.).

[“Hedge Account” shall have the meaning set forth in Section 5.1(h).]

[“Hedge Agreement” means the ISDA Master Agreement, dated             , 20    , between the Issuer and the Hedge Provider, including the Schedule thereto, the Credit Support Annex thereto and the Confirmation relating to the Class A-2-B Notes, together with any replacement hedge agreement[; provided, that no additional hedge agreement shall be a “Hedge Agreement” under the Basic Documents for so long as the Hedge Agreement is outstanding without the prior, written consent of the Hedge Provider, unless the Hedge Agreement has terminated].]

[“Hedge Provider” means [Hedge Provider], together with any replacement Hedge Provider.]

[“Hedge Termination Account” means the account designated as such, established and maintained pursuant to Section 5.1(a)(iv).]

[“Hedge Termination Payment” means payments due to the applicable Hedge Provider by the Issuer, including interest that may accrue thereon, under the applicable Hedge Agreement due to a termination of the applicable Hedge Agreement due to the occurrence of an “event of default” or a “termination event” under the applicable Hedge Agreement.]

“Indenture” means the Indenture dated as of             , 20    , between the Issuer and [Trust Collateral Agent], as Trust Collateral Agent and Trustee, as the same may be amended and supplemented from time to time.

“Independent Accountants” shall have the meaning set forth in Section 4.11(a).

[“Initial Cutoff Date” means             , 20    .]

[“Initial Other Conveyed Property” means all monies received on the Receivables after the Initial Cutoff Date conveyed by the Seller to the Trust pursuant to Section 2.1(a) of this Agreement and all property conveyed by the Seller to the Trust pursuant to Section 2.1(b) through (i) of this Agreement.]

[“Initial Purchasers” means [Initial Purchasers] as initial purchasers of the Class E Notes pursuant to the Note Purchase Agreement.]

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such petition, decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insurance Add-On Amount” means the premium charged to the Obligor in the event that the Servicer obtains Force-Placed Insurance pursuant to Section 4.4.

“Insurance Policy” means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

“Interest Period” means, with respect to any Distribution Date, the period from and including the most recent Distribution Date on which interest has been paid (or in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, the following Distribution Date.

“Interest Rate” means, with respect to:

(a) the Class A-1 Notes,     % per annum (computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period);

(b) the Class A-2[-A] Notes,     % per annum (computed on the basis of a 360-day year consisting of twelve 30-day months);

(c) [the Class A-2-B Notes, the greater of (i) SOFR plus     % per annum and (ii) 0.00% (computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period);

(d)] the Class A-3 Notes,     % per annum (computed on the basis of a 360-day year consisting of twelve 30-day months);

[(e)] the Class B Notes,     % per annum (computed on the basis of a 360-day year consisting of twelve 30-day months);

[(f)] the Class C Notes,     % per annum (computed on the basis of a 360-day year consisting of twelve 30-day months);

[(g)] the Class D Notes,     % per annum (computed on the basis of a 360-day year consisting of twelve 30-day months); and

[(h)] the Class E Notes, [prior to the twenty-fourth Distribution Date,     %. From and after the twenty-fourth Distribution Date, (i) if on the twenty-fourth Distribution Date the excess of the Pool Balance over the Outstanding Amount of the Notes is equal to or greater than the greater of (1) the Pool Balance times     % minus the Specified Reserve Balance and (2) the Original Pool Balance times     %,]     % per annum (computed on the basis of a 360-day year consisting of twelve (12) 30-day months)[; or (ii) if on the twenty-fourth Distribution Date the excess of the Pool Balance over the Outstanding Amount of the Notes is less than the greater of (1) the Pool Balance times     % minus the Specified Reserve Balance and (2) the Original Pool Balance times     %,     %].

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Earnings” means, with respect to any date of determination and Trust Accounts, the investment earnings on amounts on deposit in such Trust Accounts on such date.

“Issuer” means AmeriCredit Automobile Receivables Trust 20    -    .

“Issuer Secured Parties” means the Trustee in respect of the Trustee Issuer Secured Obligations.

[“Item 1122 Letter Agreement” means the Item 1122 Letter Agreement, dated as of             , 20    , between the Servicer and [Trustee], as the same may be amended and supplemented from time to time.]

“Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

“Lien Certificate” means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable State to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term “Lien Certificate” shall mean only a certificate or notification issued to a secured party. For Financed Vehicles registered in States which issue confirmation of the lienholder’s interest electronically, the “Lien Certificate” may consist of notification of an electronic recordation, by either a third-party service provider or the relevant Registrar of Titles of the applicable State, which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable State.

“Liquidated Receivable” means, with respect to any Collection Period, a Receivable for which, as of the last day of the Collection Period (i) ninety (90) days have elapsed since the Servicer repossessed the related Financed Vehicle; provided, however, that in no case shall 10% or more of a Scheduled Receivables Payment have become two hundred ten (210) or more days delinquent in the case of a repossessed Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) 10% or more of a Scheduled Receivables Payment shall have become one hundred twenty (120) or more days delinquent, except in the case of a repossessed Financed Vehicle, or (iv) that is, without duplication, a Sold Receivable.

“Liquidation Proceeds” means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable and, with respect to a Sold Receivable, the related Sale Amount.

“Majority Noteholders” means the Holders of the Notes representing a majority of the Outstanding Amount of the Controlling Class; provided, that neither Holders of Notes who are employees or Affiliates of the Issuer, the Seller, the Servicer or General Motors Financial Company, Inc. nor the Notes held by such Holders shall be counted when calculating such majority of the related principal amount.

“Matured Principal Shortfall” means, with respect to any Distribution Date and for any Class of Notes which would have a remaining principal amount greater than zero on such Distribution Date, after taking into account the payment of all other principal amounts to such Class on such Distribution Date and as to which such Distribution Date is either the Final Scheduled Distribution Date for such Class, or a Distribution Date subsequent to such Final Scheduled Distribution Date, the remaining principal amount of such Class on such Distribution Date after taking into account the payment of all other principal amounts to such Class on such Distribution Date.

[“Mandatory Redemption Date” means the earlier of (i) the Distribution Date [in             , 20    , if the last day of the Funding Period occurs in             , 20    , (ii) the Distribution Date in             , 20    , if the last day of the Funding Period occurs in             , 20    , (iii) the Distribution Date in             , 20    , if the last day of the Funding Period occurs in             , 20    , (iv) the Distribution Date in             , 20    , if the last day of the Funding Period occurs in             , 20    , and (v) the Distribution Date in             , 20    , if the last day of the Funding Period occurs in             , 20    .]/[following the occurrence of an Early Amortization Event, or if an Early Amortization Event occurs on a Distribution Date, such Distribution Date, in each case, prior to giving effect to distributions on that date made pursuant to Section 5.7[(b)] hereof or [(ii)] the Scheduled Amortization Date after giving effect to distributions on that date made pursuant to Section 5.7[(b)] hereof and any transfer of Subsequent Receivables on such date pursuant to Section 5.9[(b)] hereof.]

“Minimum Sale Price” means (i) with respect to a Receivable (x) that has become [sixty (60)] to [two hundred ten (210)] days delinquent or (y) that has become greater than [two hundred ten (210)] days delinquent and with respect to which the related Financed Vehicle has been repossessed by the Servicer and has not yet been sold at auction, the greater of (A) the product of (1)     % times (2) the Principal Balance of such Receivable and (B) the product of (1) the three month rolling average recovery rate (expressed as a percentage) for the Servicer in its liquidation of all receivables for which it acts as servicer, either pursuant to this Agreement or otherwise, times (2) the Principal Balance of such Receivable or (ii) with respect to a Receivable (x) with respect to which the related Financed Vehicle has been repossessed by the Servicer and has been sold at auction and the Net Liquidation Proceeds for which have been deposited in the Collection Account, or (y) that has become greater than [two hundred ten (210)] days delinquent and with respect to which the related Financed Vehicle has not been repossessed by the Servicer despite the Servicer’s diligent efforts, consistent with its servicing obligations, to repossess the Financed Vehicle, $[1].

[“Monthly Capitalized Interest Amount” means in the case of the Distribution Dates occurring in                     ,                     , and                     , an amount equal to the difference between (i) the product of (x) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Period or in the case of the final Subsequent Transfer Date, the number of days from and including the previous Distribution Date to, but excluding the final Subsequent Transfer Date and the denominator of which is 360, and (y) the Pre-Funded Amount as of the prior Distribution Date, or in the case of the                      Distribution Date as of the Closing Date and (ii) the sum of the Pre-Funding Earnings and Investment Earnings on amounts on deposit in the Capitalized Interest Account for such Distribution Date.]

“Monthly Records” means all records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each Receivable: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Receivables Payment; and past due late charges.

“Monthly Remittance Condition” means, as of any date, that (i) AmeriCredit is the Servicer, (ii) AmeriCredit has a short-term unsecured debt rating of at least “        ” by [            ] and at least “        ” by [_____] and (iii) no Servicer Termination Event or Event of Default has occurred and is continuing.

[“Moody’s” means Moody’s Investors Service, Inc. or its successor.]

“Net Liquidation Proceeds” means, with respect to a Liquidated Receivable, Liquidation Proceeds net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Net Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

[“Nonrecoverable Advance” means an Advance which the Servicer determines in its sole discretion is non-recoverable from payments made on or in respect of the related Receivable.]

“Note Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.1(a)(ii).

“Note Pool Factor” for each Class of Notes as of the close of business on any date of determination means a seven-digit decimal figure equal to the Outstanding Amount of such Class of Notes divided by the original Outstanding Amount of such Class of Notes.

[“Note Prepayment Amount” means, as of the Mandatory Redemption Date, an amount equal to the Noteholders’ pro rata share (based on the respective current outstanding principal amount of each Class of Notes) of the Revolving Account Amount as of such Distribution Date; provided, that if the Revolving Account Amount is $100,000 or less, such amount will be applied exclusively to reduce the outstanding principal amount of the Class A-1 Notes.]

[“Note Purchase Agreement” means the Note Purchase Agreement dated as of             , 20    , among the Initial Purchasers, the Seller and the Servicer.]

“Noteholders’ Distributable Amount” means, with respect to any Distribution Date, the sum of (i) the Noteholders’ Principal Distributable Amount plus (ii) the Noteholders’ Interest Distributable Amount.

“Noteholders’ Interest Carryover Amount” means, with respect to any Class of Notes and any date of determination, all or any portion of the Noteholders’ Interest Distributable Amount for such Class of Notes for the immediately preceding Distribution Date which remains unpaid as of such date of determination, plus interest on such unpaid amount, to the extent permitted by law, at the respective Interest Rate borne by the applicable Class of Notes from such immediately preceding Distribution Date to but excluding such date of determination.

“Noteholders’ Interest Distributable Amount” means, with respect to any Distribution Date and Class of Notes, the sum of (i) the Noteholders’ Monthly Interest Distributable Amount for such Distribution Date plus (ii) each Class of Notes and the Noteholders’ Interest Carryover Amount, if any for such Distribution Date and each such Class. Interest on the Class A-1 Notes [and the Class A-2-B Notes] shall be computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period; interest on all other Classes of Notes shall be computed on the basis of a 360-day year consisting of twelve (12) 30-day months.

“Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Distribution Date and any Class of Notes, interest accrued at the respective Interest Rate during the applicable Interest Period on the principal amount of the Notes of such Class Outstanding as of the end of the prior Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), calculated (x) for the Class A-1 Notes [and the Class A-2-B Notes] on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period and (y) for all other Classes of Notes on the basis of a 360-day year consisting of twelve (12) 30-day months (without adjustment for the actual number of business days elapsed in the applicable Interest Period) except with respect to the first Interest Period.

“Noteholders’ Principal Carryover Amount” means, as of any date of determination, all or any portion of the Noteholders’ Principal Distributable Amount from the preceding Distribution Date which remains unpaid as of such date of determination.

“Noteholders’ Principal Distributable Amount” means, with respect to any Distribution Date, (other than the Final Scheduled Distribution Date for any Class of Notes), the sum of (x) the Principal Distributable Amount for such Distribution Date plus (y) the Noteholders’ Principal Carryover Amount, if any, as of the close of business on the preceding Distribution Date. The Noteholders’ Principal Distributable Amount on the Final Scheduled Distribution Date for any

Class of Notes will equal the sum of (i) the Principal Distributable Amount for such Distribution Date, plus (ii) the Noteholders’ Principal Carryover Amount as of such Distribution Date, plus (iii) the excess of the outstanding principal amount of such Class of Notes, if any, over the amounts described in clauses (i) and (ii).

“Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

“Officer’s Certificate” means a certificate signed by the chief executive officer, the president, any executive vice president, any senior vice president, any vice president, any assistant vice president, any treasurer, any assistant treasurer, any secretary or any assistant secretary of the Seller or the Servicer, as appropriate.

“Opinion of Counsel” means a written opinion of counsel satisfactory in form and substance to the recipient(s) thereof.

“Original Pool Balance” means [the sum of the aggregate] Pool Balance [of the Initial Receivables] as of the [Initial] Cutoff Date[, plus the aggregate Pool Balance of the Subsequent Receivables, if any, sold to the Issuer, as of their respective Subsequent Cutoff Dates].

“Originating Affiliate” means an Affiliate of AmeriCredit that has originated Receivables and assigned its full interest therein to AmeriCredit.

“Other Conveyed Property” means [all property conveyed by the Seller to the Trust pursuant to Section 2.1(b) through (i)]/[means the Initial Other Conveyed Property and the Subsequent Other Conveyed Property].

“Owner Trust Estate” has the meaning assigned to such term in the Trust Agreement.

“Owner Trustee” means [Owner Trustee], not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

[“Permitted Modification” means an extension, rebate, deferral, amendment, modification or adjustment with respect to any Receivable made by the Servicer in accordance with its Servicing Policies and Procedures and: (i) such Receivable is in default, or with respect to which the Servicer believes that default is reasonably foreseeable, and the Servicer believes that such modification is necessary to preserve the value of such Receivable; (ii) such modification is not a significant modification pursuant to Treasury Regulation Section 1.1001-3 or (iii) with respect to such modification, the Servicer has delivered a certificate to the Owner Trustee to the effect that the modification will not cause the Trust to be treated for United States federal income tax purposes as other than a fixed investment trust described in Treasury Regulation Section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code.]

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” has the meaning assigned to such term in the definition of “Delivery” above.

“Pool Balance” means, as of any date of determination, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables) at the end of the preceding calendar month [plus any amounts on deposit in the Pre-Funding Account].

[“Pre-Funded Amount” means, with respect to any date of determination, the amount on deposit in the Pre-Funding Account (exclusive of Pre-Funding Earnings), which initially shall be $            .]

[“Pre-Funding Account” has the meaning specified in Section 5.1(a)(v).]

[“Pre-Funding Earnings” means any Investment Earnings on amounts on deposit in the Pre-Funding Account.]

“Principal Balance” means, with respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable minus (ii) any Cram Down Loss in respect of such Receivable.

“Principal Distributable Amount” means, with respect to any Distribution Date, the amount equal to the excess, if any, of (x) the sum of (i) the principal portion of all Collected Funds received during the immediately preceding Collection Period (other than Liquidated Receivables and Purchased Receivables), plus (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period (other than Purchased Receivables), plus (iii) the principal portion of the Purchase Amounts received with respect to all Receivables that became Purchased Receivables during the related Collection Period, plus (iv) the aggregate amount of Cram Down Losses that shall have occurred during the related Collection Period, plus (v) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.4 of the Indenture since the preceding Determination Date by the Trust Collateral Agent for distribution pursuant to Section 5.7 over (y) the Step-Down Amount, if any, for such Distribution Date.

“Pro Forma Note Balance” means, with respect to any Distribution Date, the aggregate remaining principal amount of the Notes Outstanding on such Distribution Date, after giving effect to distributions pursuant to clauses (i) through (xviii) of Section 5.7(a).

“Prospectus” means the prospectus, dated             , 20    , relating to the offering of the [list offered classes] Notes, as filed with the Commission.

“Purchase Agreement” means the Purchase Agreement between the Seller and AmeriCredit, dated as of             , 20    , pursuant to which the Seller acquires the Receivables, as such agreement may be amended from time to time.

“Purchase Amount” means, with respect to a Purchased Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.

“Purchased Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Sections 4.2, 4.4(c) or 4.7 or repurchased by the Seller or the Servicer pursuant to Section 3.2 or Section 10.1(a).

“Rating Agency” means [                    ,] [                    ] and [                    ]. If no such organization or successor maintains a rating on the Notes, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person engaged by the Seller, notice of which engagement shall be given to the Trust Collateral Agent, the Owner Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, that each of [                    ,] [                    ] and [                    ] shall have been given ten (10) days’ (or such shorter period as shall be acceptable to each of [                    ,] [                    ] and [                    ]) prior notice thereof by AmeriCredit and that [(a) with respect to                     , such Rating Agency has not notified the Seller, the Servicer, the Owner Trustee and the Trust Collateral Agent (or the Trustee, as applicable) in writing that such action will result in a reduction or withdrawal of the then current rating of any Class of Notes, and (b)] with respect to [                    ][                     ], such Rating Agency has notified the Seller, the Servicer, the Owner Trustee and the Trust Collateral Agent(or the Trustee, as applicable) in writing that such action will not result in a reduction or withdrawal of the then-current rating of any Class of Notes.

“Realized Losses” means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds to the extent allocable to principal.

“Receivable Files” means the documents specified in Section 3.3.

“Receivables” means the Contracts listed on Schedule A attached hereto [and the Subsequent Receivables listed on Schedule A to each Subsequent Transfer Agreement] (which Schedule[s] may be in an electronic format).

“Record Date” means, with respect to a Distribution Date or Redemption Date, the close of business on the Business Day immediately preceding such Distribution Date or Redemption Date, unless otherwise specified in the Indenture.

“Registrar of Titles” means, with respect to any State, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

“Regulation AB” means Subpart 229.1100- Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506,1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (September 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

[“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.]

“Requesting Party” shall have the meaning set forth in Section 3.13(a).

“Required Pro Forma Note Balance” means, with respect to any Distribution Date, a dollar amount equal to (x) the Pool Balance as of the end of the prior calendar month minus (y) the excess of (i)     % of the Pool Balance as of the end of the prior calendar month over (ii) the Specified Reserve Balance.

[“Required Revolving Pool Balance” means, for any Distribution Date during the Revolving Period, the amount equal to a fraction, the numerator of which is the Pro Forma Note Balance for the Distribution Date and the denominator of which is     %].

[“Required Rate” means [(a)]     %, [with respect to the [Initial] Cutoff Date and any Distribution Date on or prior to the date on which the [Class A-2-B Notes] are paid in full, or, (b)     %], with respect to any Distribution Date [after [the Class A-2-B Notes] are paid in full,] or[, in each case,] such other percentage approved by the Rating Agencies.] [If no Class A-2-B Notes are issued, the Required Rate will step down from     % to     % on the first Distribution Date and remain at this level for each period thereafter. [For the avoidance of doubt, no Class A-2-B Notes were issued by the Issuer.]]

[“Revolving Account” means the account designated as such, established and maintained pursuant to Section 5.1.]

[“Revolving Account Amount” means, as of any date of determination, the amount on deposit in the Revolving Account after giving effect to all deposits thereto pursuant to Section 5.7[(b)] hereof on such date and withdrawals therefrom pursuant to Section 5.9[(b)] hereof on such date.]

[“Revolving Period” means the period beginning on the Closing Date (including collections received after the Initial Cutoff Date) and ending on the earlier to occur of (i) the Scheduled Amortization Date (after giving effect to distributions made pursuant to Section 5.7[(b)] hereof on such date and any transfers of Subsequent Receivables on such date pursuant to Section 5.9[(b)]) and (ii) the date on which an Early Amortization Event occurs (prior to giving effect to distributions made pursuant to Section 5.7[(b)] hereof on such date, if such date is a Distribution Date).]

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 5.1(a)(iii).

“Reserve Account Deposit Amount” means, with respect to any Distribution Date, the lesser of (x) the excess of (i) the Specified Reserve Balance over (ii) the amount on deposit in the Reserve Account on such Distribution Date, after taking into account the amount of any Reserve Account Withdrawal Amount on such Distribution Date and (y) the amount remaining in the Collection Account after taking into account the distributions therefrom described in clauses (i) through (xviii) of Section 5.7(a).

“Reserve Account Withdrawal Amount” means, with respect to any Distribution Date, the lesser of (x) any shortfall in the amount of Available Funds available to pay the amounts specified in clauses (i) through (xvii) of Section 5.7(a) (taking into account application of Available Funds to the priority of payments specified in Section 5.7(a) and ignoring any provision hereof which otherwise limits the amounts described in such clauses to the amount of funds available) and (y) the amount on deposit in the Reserve Account on such Distribution Date prior to application of amounts on deposit therein pursuant to Section 5.8.

“Responsible Officer” means, with respect to any Person, any Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, or any other officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Retained Interest” shall have the meaning set forth in Section 12.18(a).

“Sale Amount” means, with respect to any Sold Receivable, the amount received from the related third-party purchaser as payment for such Sold Receivable.

“Sale and Servicing Agreement Collateral” shall have the meaning set forth in Section 2.4.

“Schedule of Receivables” means the schedule of all motor vehicle retail installment sale contracts and promissory notes originally held as part of the Trust which is attached as Schedule A [as shall be amended to reflect the transfer of Subsequent Receivables to the Issuer] (which Schedule may be in the form of microfiche or a disk).

“Scheduled Receivables Payment” means, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date [or the applicable Subsequent Transfer Date], the Obligor’s obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act or (iii) modifications or extensions of the Receivable permitted by Section 4.2(b), the Scheduled Receivables Payment with respect to such Collection Period shall refer to the Obligor’s payment obligation with respect to such Collection Period as so modified.

“Securities Act” means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Seller” means AFS SenSub Corp., a Nevada corporation, and its successors in interest to the extent permitted hereunder.

“Service Contract” means, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of such Financed Vehicle.

“Servicer” means AmeriCredit Financial Services, Inc., as the servicer of the Receivables, and each successor servicer pursuant to Section 9.3.

“Servicer Termination Event” means an event specified in Section 9.1.

“Servicer’s Certificate” means an Officer’s Certificate of the Servicer delivered pursuant to Section 4.9, substantially in the form of Exhibit A.

“Servicing Fee” shall have the meaning set forth in Section 4.8.

“Servicing Fee Rate” means ___% per annum.

“Servicing Policies and Procedures” means the customary servicing policies and procedures of AmeriCredit relating to motor vehicle retail installment sales contracts or promissory notes made by AmeriCredit or an Originating Affiliate or acquired by AmeriCredit or an Originating Affiliate, as such policies and procedures may be updated from time to time.

“Simple Interest Method” means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of (i) the fixed rate of interest on such obligation times (ii) the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made.

[“SOFR” means, for any Interest Period, the following rate, as determined by the Calculation Agent:

(a)

[the compounded average of the secured overnight financing rate over a rolling 30-calendar day period, as such rate is published by the Relevant Governmental Body on the Federal Reserve Bank of New York’s Website under [“30-Day Average SOFR”] at 3:00 p.m., New York time, on the SOFR Determination Date; and

(b)

if the rate does not appear on the Federal Reserve Bank of New York’s Website, the rate that was published at 3:00 p.m., New York time, on the first preceding SOFR Determination Date for which such rate was published on the Federal Reserve Bank of New York’s Website under [“30-Day Average SOFR.”]]

(a)

[the compounded average of the secured overnight financing rate over the related Interest Period, as such rate is published by the Relevant Governmental Body, on the Federal Reserve Bank of New York’s Website at 3:00 p.m., New York time, on the SOFR Determination Date;

(b)

if the rate does not appear on the Federal Reserve Bank of New York’s Website, the rate that was published at 3:00 p.m., New York time, on the first preceding SOFR Determination Date for which such rate was published on the Federal Reserve Bank of New York’s Website;] [Note that additional conforming changes may be made in connection with the calculation, determination or reporting which may include a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period.]

(a)	Term SOFR. [Note that additional conforming changes in the transaction documents may be made in connection with the calculation, determination or reporting of Term SOFR.]

[“SOFR Business Day” means a business day determined in accordance with the SOFR publication calendar of the Federal Reserve Bank of New York.]

[“SOFR Determination Date” means the date that is two (2) SOFR Business Days before the first day of the applicable Interest Period.]

“Sold Receivable” means a Receivable that was more than [sixty (60)] days delinquent and was sold to an unaffiliated third party by the Issuer, at the Servicer’s direction, as of the close of business on the last day of a Collection Period and in accordance with the provisions of Section 4.3(c).

“Specified Reserve Balance” means, with respect to any Distribution Date, an amount [determined by AmeriCredit prior to the Closing Date, provided, that such amount is not less than]/[equal to] ___% of the Pool Balance as of the [Initial] Cutoff Date [plus, during the Funding Period, the amount on deposit in the Pre-Funding Account]; provided, [further,] that the Specified Reserve Balance will in no event exceed the Outstanding Amount of the Notes on such Distribution Date after giving effect to distributions pursuant to clauses (i) through [(xviii)] of Section 5.7(a).

[“Standard & Poor’s” means S&P Global Ratings, a division of S&P Global Inc., or its successor.]

“State” means any one of the fifty (50) states of the United States of America, and/or the District of Columbia.

“Step-Down Amount” means, with respect to any Distribution Date, the excess, if any, of (x) the Required Pro Forma Note Balance over (y) the Pro Forma Note Balance on such Distribution Date, calculated for this purpose only without deduction for any Step-Down Amount (i.e., assuming that the entire amount described in clause (x) of the definition of “Principal Distributable Amount” is distributed as principal on the Notes); provided, however, that the Step-Down Amount in no event may exceed the amount that would reduce the positive difference, if any, of (i) the Pool Balance minus (ii) the Pro Forma Note Balance, to an amount less than __% of the initial aggregate principal balance of the Receivables.

[“Subsequent Cutoff Date” means the date specified in the related Subsequent Transfer Agreement; provided, however, that such date shall be on or before the related Subsequent Transfer Date.]

[“Subsequent Other Conveyed Property” means all property conveyed by the Seller to the Issuer pursuant to Section 2.2(a)(ii) through (a)(ix) of this Agreement and the related Subsequent Transfer Agreement.]

[“Subsequent Purchase Agreement” means an agreement by and between the Seller and AmeriCredit pursuant to which the Seller will acquire Receivables to be transferred by the Seller to the Issuer as Subsequent Receivables, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.]

[“Subsequent Receivables” means the Receivables transferred to the Issuer pursuant to Section 2.2, which shall be listed on Schedule A to the related Subsequent Transfer Agreement.]

[“Subsequent Transfer Agreement” means the agreement among the Issuer, the Seller and the Servicer, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.]

[“Subsequent Transfer Date” means, with respect to Subsequent Receivables, any date, occurring not more frequently than once a month, during the Funding Period on which Subsequent Receivables are to be transferred to the Issuer pursuant to this Agreement, and a Subsequent Transfer Agreement is executed and delivered to the Issuer.]

“Supplemental Servicing Fee” means, with respect to any Collection Period, all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, prepayment fees and liquidation fees collected on the Receivables during such Collection Period but excluding any fees or expenses related to extensions.

[“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.]

[“Three-Month Rolling Average Delinquency Rate” means, for any Distribution Date during the Revolving Period, beginning with the [                    ] Distribution Date, a rolling three month average of the ratio for each of the three immediately preceding calendar months, expressed as a percentage, of (i) the aggregate Principal Balance of the Receivables over          days delinquent (excluding any Receivables with respect to which the Servicer has repossessed the related Financed Vehicle or which have become Liquidated Receivables) as of the end of the related calendar month, to (ii) the Pool Balance as of the last day of the related calendar month prior to giving effect to any payment activity on such date.]

[“Three-Month Rolling Average Annualized Net Loss Ratio” means, for any Distribution Date during the Revolving Period, beginning with the                      Distribution Date, a rolling three month average of the ratio for each of the three immediately preceding calendar months, expressed as a percentage, of (i) (a) the sum of (A) the aggregate Principal Balance of Liquidated Receivables for the related calendar month minus Net Liquidation Proceeds received with respect to the Receivables during the related calendar month plus (B) aggregate Cram Down Losses for the related calendar month, to (b) the Pool Balance as of the last day of the related calendar month prior to giving effect to any payment activity on such date, multiplied by (ii) twelve.]

“Total Available Funds” shall have the meaning set forth in Section 5.7(a).

[“Treasury Regulations” shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.]

“Trust” means the Issuer.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Trust Accounts” shall have the meaning set forth in Section 5.1.

“Trust Agreement” means the Trust Agreement dated as of             , 20    , between the Seller and the Owner Trustee, as amended and restated as of             , 20    , as the same may be amended and supplemented from time to time.

“Trust Collateral Agent” means the Person acting as Trust Collateral Agent hereunder, its successors in interest and any successor Trust Collateral Agent hereunder.

“Trust Property” means the property and proceeds conveyed pursuant to Section 2.1 [and 2.2], together with certain monies paid after the [Initial] Cutoff Date[, in the case of the Initial Receivables, and related Subsequent Cutoff Date, in the case of the Subsequent Receivables], the Collection Account (including all Eligible Investments therein and all proceeds therefrom), [the Pre-Funding Account (including all Eligible Investments therein and all proceeds therefrom)], [the Hedge Agreement,] [the Capitalized Interest Account,] the Reserve Account (including all Eligible Investments therein and all proceeds therefrom), the Note Distribution Account (including all Eligible Investments therein and all proceeds therefrom) and certain other rights under this Agreement.

“Trustee” means the Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.

“Underwriters” means each of [list underwriters].

“Underwriting Agreement” means the Underwriting Agreement, dated as of             , 20    , among the Seller, the Servicer and [representatives], as representatives of the Underwriters named therein.

SECTION 1.2.      Other Definitional Provisions.

(a)      Capitalized terms used herein and not otherwise defined herein have meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

(b)      All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)      As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(d)      The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e)      The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(f)      Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

Conveyance of Receivables

SECTION 2.1.      Conveyance of [Initial] Receivables. In consideration of the Issuer’s delivery to or upon the order of the Seller on the Closing Date of an amount equal to the book value of the Receivables sold by the Seller, as set forth on the books and records of the Seller [and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement], the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the Seller’s obligations set forth herein) and the Issuer hereby purchases, all right, title and interest of the Seller in and to the property listed in clauses (a) – (i) below, whether now owned or existing or hereafter acquired or arising. The foregoing consideration will be paid by the Issuer using the net proceeds from the sale of the Notes and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement and the balance will be deemed a capital contribution from the Seller to the Issuer.

(a)      the [Initial] Receivables and all moneys received thereon after the [Initial] Cutoff Date;

(b)      the security interests in the Financed Vehicles granted by Obligors pursuant to the [Initial] Receivables and any other interest of the Seller in such Financed Vehicles;

(c)      any proceeds and the right to receive proceeds with respect to the [Initial] Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the [Initial] Receivables;

(d)      any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement as a result of a breach of representation or warranty in the related Dealer Agreement;

(e)      all rights under any Service Contracts on the related Financed Vehicles;

(f)      the related Receivable Files;

(g)      all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, and the delivery requirements, representations and warranties and the cure and repurchase obligations of AmeriCredit under the Purchase Agreement;

(h)      all of the Seller’s (i) Accounts, (ii) Chattel Paper, (iii) Documents, (iv) Instruments and (v) General Intangibles (as such terms are defined in the UCC) relating to the property described in (a) through (g); and

(i)      all proceeds and investments with respect to items (a) through (h).

SECTION 2.2.      [Conveyance of Subsequent Receivables]

(a)    [Subject to the conditions set forth in paragraph (b) below, in consideration of the Issuer’s delivery on each related Subsequent Transfer Date to or upon the order of the Seller of the amount described in Section 5.11(b) to be delivered to the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer without recourse (subject to the Seller’s obligations set forth herein), and the Issuer hereby purchases, all right, title and interest of the Seller in and to the following property, whether now owned or existing or hereinafter acquired:

(i)      the Subsequent Receivables listed on Schedule A to the related Subsequent Transfer Agreement and all moneys received thereon after the related Subsequent Cutoff Date;

(ii)      the security interests in the Financed Vehicles granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;

(iii)      any proceeds and the right to receive proceeds with respect to such Subsequent Receivables from claims on any physical damage, credit life and disability insurance policies covering the related Financed Vehicles or Obligors and any proceeds from the liquidation of such Subsequent Receivables;

(iv)      any proceeds received from a Dealer pursuant to a Dealer Agreement as a result of a breach of representation or warranty in the related Dealer Agreement;

(v)      all rights under any Service Contracts on the related Financed Vehicles;

(vi)      the related Receivable Files;

(vii)      all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the related Subsequent Purchase Agreement, and the delivery requirements, representations and warranties and the cure and repurchase obligations of AmeriCredit under the related Subsequent Purchase Agreements, on or after the related Subsequent Cutoff Date;

(viii)    all of the Seller’s (a) Accounts, (b) Chattel Paper, (c) Documents, (d) Instruments and (e) General Intangibles (as such terms are defined in the UCC) relating to the property described in (i) through (vii) above; and

(ix)      all proceeds and investments with respect to items (i) through (viii) above.

(b)      The Seller shall transfer to the Issuer the Subsequent Receivables and the Subsequent Other Conveyed Property only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

(i)      the Seller shall have provided the Trust Collateral Agent, the Owner Trustee and the Rating Agencies with an Addition Notice not later than five days prior to such Subsequent Transfer Date and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Receivables;

(ii)      the Seller shall have delivered to the Trust Collateral Agent and the Owner Trustee a duly executed Subsequent Transfer Agreement and Subsequent Purchase Agreement which shall include supplements to Schedule A, listing the related Subsequent Receivables;

(iii)      the Seller shall, to the extent required by Section 4.2, have deposited in the Collection Account all Collections in respect of the related Subsequent Receivables;

(iv)      as of the related Subsequent Transfer Date, (A) neither AmeriCredit nor the Seller shall be insolvent and shall not become insolvent as a result of the transfer of

Subsequent Receivables on such Subsequent Transfer Date, (B) neither AmeriCredit nor the Seller shall intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of AmeriCredit or the Seller, as the case may be, shall not constitute unreasonably small capital to carry out its business as conducted;

(v)      the Funding Period shall not have terminated;

(vi)      the Subsequent Receivables transferred to the Issuer on such Subsequent Transfer Date shall meet the eligibility criteria set forth in clauses [(A) through (M) of paragraph number 20] of Schedule B-1 to the Purchase Agreement;

(vii)      each of the representations and warranties made by the Seller pursuant to Section 3.1 with respect to the Subsequent Receivables to be transferred on such Subsequent Transfer Date shall be true and correct as of the related Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date and each of the conditions under the Subsequent Purchase Agreement shall have been satisfied or waived as provided therein;

(viii)      the Seller shall, at its own expense, on or prior to the Subsequent Transfer Date indicate in its computer files that the Subsequent Receivables identified in the Subsequent Transfer Agreement have been sold to the Issuer pursuant to this Agreement;

(ix)      the Seller shall have taken any action required to maintain the first priority perfected ownership interest of the Issuer in the Owner Trust Estate and the first priority perfected security interest of the Trust Collateral Agent in the Sale and Servicing Agreement Collateral;

(x)      no selection procedures adverse to the interests of the Noteholders shall have been utilized in selecting the Subsequent Receivables;

(xi)    for federal income tax purposes, the addition of any such Subsequent Receivables shall not cause the Notes to fail to qualify as indebtedness or cause the Issuer to be characterized as an association (or publicly traded partnership) taxable as a corporation;

(xii)      AmeriCredit and the Seller shall have delivered to the Trust Collateral Agent the Opinion of Counsel required by Section 12.2(h)(i) as well as bring-down letters relating to the following opinions delivered at the Closing Date: (A) corporate and security interest opinion of                     , (B) true sale and non-consolidation opinion of                     , (C) in-house opinion of AmeriCredit and (D) UCC and security interest opinion relating to the Indenture of                     ; [and]

(xiii)    [on the              Distribution Date during the Revolving Period and, if later, on the final Distribution Date during the Revolving Period, the Seller shall have delivered to the Rating Agencies and the Opinions of Counsel with respect to the transfer of all Subsequent Receivables that have been transferred to the Trust (A) since the Closing Date (with respect to the Opinions of Counsel delivered on such sixth Distribution Date or on the final Distribution Date of the Revolving Period if such Distribution Date precedes the sixth Distribution Date) or (B) since such sixth Distribution Date (with respect to the Opinions of Counsel delivered on the final Distribution Date if such Distribution Date occurs after the sixth Distribution Date), in each case substantially in the form of the Opinions of Counsel delivered to the Rating Agencies and the Insurer on the Closing Date with respect to certain true sale, non-consolidation and bankruptcy matters, certain security interest and UCC matters under Delaware law, certain security interest and UCC matters under Nevada law and certain security interest and UCC matters under New York law;]

(xiv)      [on each Subsequent Transfer Date during the Revolving Period on which Opinions of Counsel are not being provided as specified in clause [(xiii)] above, AmeriCredit and the Seller will provide to the addressees of the security interest and true sale opinions of                      dated as of the Closing Date the Officer’s Certificates defined in each opinion as such Officer’s Certificate relates to the Subsequent Receivables being transferred on such Subsequent Transfer Date; and]

(xv)      the Seller shall have delivered to the Trust Collateral Agent an Officer’s Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b).

The Seller covenants that in the event any of the foregoing conditions precedent are not satisfied with respect to any Subsequent Receivable on the date required as specified above, the Seller will immediately repurchase such Subsequent Receivable from the Issuer, at a price equal to the Purchase Amount thereof, in the manner specified in [Section 4.7.]]

(xvi)

SECTION 2.3.      Further Encumbrance of Trust Property.

(a)      Immediately upon the conveyance to the Trust by the Seller of any item of the Trust Property pursuant to Section[s] 2.1 [and 2.2], all right, title and interest of the Seller in and to such item of Trust Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Statutory Trust Statute (as defined in the Trust Agreement).

(b)      Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber, such Trust Property. Pursuant to the Indenture, the Trust shall grant a security interest in the Trust Property to the Trust Collateral Agent securing the repayment of the Notes. The Certificate[s] shall represent the beneficial ownership interest in the Trust Property, and the Certificateholder[s] shall be entitled to receive distributions with respect thereto as set forth herein.

(c)      Following the payment in full of the Notes and the release and discharge of the Indenture, all covenants of the Issuer under Article III of the Indenture shall, until payment in full of the Certificate[s], remain as covenants of the Issuer for the benefit of the Certificateholder[s], enforceable by the Certificateholder[s] to the same extent as such covenants were enforceable by the Noteholders prior to the discharge of the Indenture. Any rights of the Trustee under Article III of the Indenture, following the discharge of the Indenture, shall vest in the Certificateholder[s].

(d)    The Trust Collateral Agent shall, at such time as there are no Notes or Certificate[s] outstanding and all sums due to the Trustee and the Trust Collateral Agent pursuant to the Basic Documents have been paid, execute such documents as are reasonably provided to it by the Seller (which documents shall be prepared at the Seller’s expense) in order to release any remaining portion of the Trust Property to the Seller.

SECTION 2.4.      Intention of the Parties.

The execution and delivery of this Agreement [or any Subsequent Transfer Agreement] shall constitute an acknowledgment by the Seller and the Issuer that they intend that the assignment and transfer herein contemplated constitute a sale and assignment outright, and not for security, of the Receivables and Other Conveyed Property, for non-tax purposes, conveying good title thereto free and clear of any Liens, from the Seller to the Issuer, and that the Receivables and the Other Conveyed Property shall not be a part of the Seller’s estate in the event of a bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or State bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to the Seller. In the event that such conveyance is determined to be made as security for a loan made by the Issuer, the Noteholders or the Certificateholder[s] to the Seller, the Seller hereby grants to the Issuer a security interest in all of the Seller’s right, title and interest in and to the following property for the benefit of the Issuer Secured Parties, whether now owned or existing or hereafter acquired or arising, and this Agreement [and each Subsequent Transfer Agreement] shall constitute a security agreement under applicable law (collectively, the “Sale and Servicing Agreement Collateral”):

(i)      the [Initial] Receivables and all moneys received thereon after the [Initial] Cutoff Date [and the Subsequent Receivables and all moneys received thereon after the related Subsequent Cutoff Date (excluding any Supplemental Servicing Fees)];

(ii)      the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

(iii)      any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;

(iv)      any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement as a result of a breach of representation or warranty in the related Dealer Agreement;

(v)      all rights under any Service Contracts on the related Financed Vehicles;

(vi)      the related Receivable Files;

(vii)      all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement [and each Subsequent Purchase Agreement], and the delivery requirements, representations and warranties and the cure and repurchase obligations of AmeriCredit under the Purchase Agreement [and each Subsequent Purchase Agreement];

(viii)      all of the Seller’s (a) Accounts, (b) Chattel Paper, (c) Documents, (d) Instruments and (e) General Intangibles (as such terms are defined in the UCC) relating to the property described in (i) through (vii); and

(ix)      all proceeds and investments with respect to items (i) through (viii).

ARTICLE III

The Receivables

SECTION 3.1.      Representations and Warranties of Seller.

(a)      The Seller hereby represents and warrants that each of the representations and warranties regarding the Receivables that are set forth in Schedule B-1 is true and correct and that the Issuer is deemed to have relied on such representations and warranties in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, [in the case of the Initial Receivables, and as of the related Subsequent Transfer Date, in the case of the Subsequent Receivables], but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture and shall not be waived.

(b)      The Seller hereby represents and warrants that each of the representations and warranties regarding the pool of Receivables that are set forth in Schedule B-2 is true and correct and that the Issuer is deemed to have relied on such representations and warranties in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date [and as of the related Subsequent Transfer Date], but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture and shall not be waived.

(c)      The Seller hereby represents and warrants that each of the following representations and warranties is true and correct and that the Issuer is deemed to have relied on such representations and warranties in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date [and as of the related Subsequent Transfer Date], but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture and shall not be waived:

(i)      to the best of the Seller’s knowledge, each [Initial] Receivable (a) that was originated by AmeriCredit was sold by AmeriCredit to the Seller without any fraud or misrepresentation on the part of AmeriCredit and (b) that was originated by a Dealer was sold by the Dealer to AmeriCredit and by AmeriCredit to the Seller without any fraud or misrepresentation on the part of such Dealer or AmeriCredit, respectively;

(ii)      no [Initial] Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such [Initial] Receivable under this Agreement or pursuant to transfers of the Notes;

(iii)      the Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the [Initial] Receivables or otherwise to impair the rights of the Trust, the Trustee, the Trust Collateral Agent and the Noteholders in any Receivable or the proceeds thereof. Other than the security interest granted to the Trust pursuant to this Agreement and except any other security interests that have been fully released and discharged as of the Closing Date [and as of the related Subsequent Transfer Date], the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the [Initial] Receivables. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the [Initial] Receivables other than any financing statement relating to the security interest granted to the Trust hereunder or that has been terminated. The Seller is not aware of any judgment, ERISA or tax lien filings against it; and

(iv)      no funds have been advanced by the Seller or anyone acting on behalf of AmeriCredit in order to cause any [Initial] Receivable to qualify under the representation and warranty set forth as paragraph [19(E)] of Schedule B-1.

SECTION 3.2.      Repurchase upon Breach.

(a)      The Seller, the Servicer, the Trust Collateral Agent, the Trustee, the Trust or the Owner Trustee, as the case may be, shall inform, and any Noteholder may inform, the other parties to this Agreement (or, in the case of notice provided by the Trustee or a Noteholder, all parties of this Agreement) promptly, by notice in writing, upon the discovery of any breach of the Seller’s representations and warranties made pursuant to Section 3.1(a) that materially and adversely affects the interests of the Noteholders in any Receivable. If Noteholders representing [5%] or more of the Outstanding Amount of the Controlling Class inform the Trust Collateral Agent, by notice in writing, of any breach of the Seller’s representations and warranties made pursuant to Section 3.1(a), the Trust Collateral Agent shall inform the other parties to this Agreement in the manner specified in the preceding sentence on behalf of such Noteholders. Any such notice delivered by the Servicer, the Trust Collateral Agent, the Trust, the Trustee, any Noteholder or the Owner Trustee, as the case may be, shall constitute a request by such party that the Seller repurchase the affected Receivable. As of the last day of the second (or, if the Seller so elects, the first) month following the discovery by the Seller or receipt by the Seller of notice of such breach, unless such breach is cured by such date, the Seller shall have an obligation to repurchase any Receivable in which the interests of the Noteholders are materially and adversely affected by any such breach as of such date. The “second month” shall mean the month following the month in which discovery occurs or notice is given, and the “first month” shall mean the month in which discovery occurs or notice is given. In consideration of and simultaneously with the repurchase of the Receivable, the Seller shall remit, or cause AmeriCredit to remit, to the Collection Account the Purchase Amount in the manner specified in Section 5.6(a) and the Issuer shall execute such assignments and other documents reasonably requested by such Person in order to effect such repurchase. The sole remedy of the Issuer, the Owner Trustee, the Trust Collateral Agent, the Trustee or the Noteholders with respect to a breach of representations and warranties pursuant to Section 3.1(a) and the agreement contained in this Section shall be the repurchase of Receivables pursuant to this Section, subject to the conditions contained herein or to enforce the obligation of AmeriCredit to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. None of the Owner Trustee, the Trust Collateral Agent or the Trustee shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Seller, the Seller shall indemnify the Trust, the Trustee, the Trust Collateral Agent and the officers, directors, agents and employees thereof, and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third-party claims arising out of the events or facts giving rise to such breach.

(b)      Pursuant to Section[s] 2.1 [and 2.2] of this Agreement, the Seller conveyed to the Trust all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement [and each Subsequent Purchase Agreement] including the Seller’s rights under the Purchase Agreement [and each Subsequent Purchase Agreement] and the delivery requirements, representations and warranties and the cure or repurchase obligations of AmeriCredit thereunder. The Seller hereby represents and warrants to the Trust that such assignment is valid, enforceable and effective to permit the Trust to enforce such obligations of AmeriCredit under the Purchase Agreement [and each Subsequent Purchase Agreement]. Any purchase by AmeriCredit pursuant to the Purchase Agreement shall be deemed a purchase by the Seller pursuant to this Section 3.2 and the definition of Purchased Receivable.

SECTION 3.3.      Custody of Receivable Files.

(a)      In connection with the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement [and the Subsequent Transfer Agreements] and simultaneously with the execution and delivery of this Agreement, the Trust Collateral Agent hereby revocably appoints the Custodian, and the Custodian hereby accepts such appointment, to act as the agent of the Trust Collateral Agent as custodian of the following documents or instruments in its possession or control (the “Receivable Files”) which shall be delivered to the Custodian as agent of the Trust Collateral Agent on or before the Closing Date [(with respect to each Receivable)] [in the case of the [Initial Receivables, and on or before the Subsequent Transfer Date, in the case of the Subsequent Receivables]:

(i)      The fully executed original (or with respect to “electronic chattel paper”, the authoritative copy) of the Contract; and

(ii)      The Lien Certificate (when received), and otherwise such documents, if any, that AmeriCredit keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of AmeriCredit or an Originating Affiliate (which may be accomplished by the use of a properly registered “doing business as” (“DBA”) name in the applicable jurisdiction) as first lienholder or secured party (including any Lien Certificate received by AmeriCredit), or, if such Lien Certificate has not yet been received, a copy of the application therefor or other documentation (which may include a dealer guaranty) that indicates that AmeriCredit has commenced procedures that will result in such Lien Certificate showing AmeriCredit or an Originating Affiliate (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction) as secured party.

The Receivable Files are constructively delivered to the Trust Collateral Agent, as pledgee of the Issuer pursuant to the Indenture, and the Custodian hereby, as of the Closing Date [and each Subsequent Transfer Date], acknowledges receipt of the Receivable File for each Receivable listed in Schedule A hereto. No initial review or any periodic review of the Receivable Files by the Issuer, the Owner Trustee, the Trustee or the Trust Collateral Agent is required.

(b)      If the Trust Collateral Agent, or its agent, as the case may be, is acting as the Custodian pursuant to Section 3.12, the Trust Collateral Agent, or its agent, as the case may be, shall be deemed to have assumed the obligations of the Custodian (except for any liabilities incurred by the predecessor Custodian) specified in this Agreement until such time as a successor Custodian has been appointed. Upon payment in full of any Receivable, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 4.1 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer; provided, that no such certificate will be required to be delivered for so long as AmeriCredit is the Servicer. Upon the sale of any Receivable pursuant to Section 4.3(c), the Servicer (if AmeriCredit is not the Servicer) will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such sale which are required to be deposited in the Collection Account pursuant to Section 4.3(c) have been so deposited) and shall request delivery of the Receivable and Receivable File to the purchaser of such Receivable. From time to time as appropriate for servicing and enforcing any Receivable, the Custodian shall, upon written request of an officer of the Servicer and delivery to the Custodian of a receipt signed by such officer, cause the original Receivable and the related Receivable File to be released to the Servicer; provided, that no such written request shall be required for so long as AmeriCredit is the Servicer. The Servicer’s receipt of a Receivable and/or Receivable File shall obligate the Servicer to return the original Receivable and the related Receivable File to the Custodian when its need by the Servicer has ceased unless the Receivable is repurchased as described in Section 3.2, 4.2, 4.4(c) or 4.7.

(c)      The authoritative copy of each Contract that constitutes or evidences a Receivable which is “electronic chattel paper” (within the meaning of the UCC) will be maintained by an Electronic Chattel Paper Sub-Custodian on behalf of the Custodian for the benefit of the Trust

Collateral Agent. The Custodian will confirm that the authoritative copy of each Contract that constitutes or evidences a Receivable which is “electronic chattel paper” does not have any marks or notations indicating it has been pledged, assigned or otherwise conveyed to any Person other than the Trust Collateral Agent. The Custodian will confirm that each Contract which is “electronic chattel paper” has been established in a manner such that (i) all copies or revisions that add or change an identified assignee of the authoritative copy of each such Contract must be made with the participation of the Custodian on behalf of the Trust Collateral Agent and (ii) all revisions of the authoritative copy of each such Contract must be readily identifiable as an authorized or unauthorized revision.

(d)      The Servicer hereby agrees that upon any appointment of a successor Servicer hereunder it shall take all necessary action to transfer all of its control of any Receivables consisting of electronic chattel paper to the applicable successor Servicer (including the transfer of such electronic chattel paper to a separate electronic vault at each Electronic Chattel Paper Sub-Custodian controlled by such successor Servicer or to a separate electronic vault at such successor Servicer or export of the electronic chattel paper from the applicable electronic vault and delivery of physical copies of exported Contracts to the successor Servicer).

(e)      In its capacity as Custodian, the Servicer confirms that it is acting solely as agent of the Trust Collateral Agent with respect to the Receivables which are electronic chattel paper.

SECTION 3.4.      Maintenance and Safekeeping of the Receivable Files. The Custodian will accurately maintain and keep current the Receivable Files, including any computer systems on which the Receivable Files are electronically stored, all in a manner that will permit the Servicer and the Issuer to comply with this Agreement and the Trust Collateral Agent to comply with the Indenture. The Custodian will act with reasonable care, using that degree of skill and attention that the Custodian would exercise with respect to files relating to comparable automotive or other receivables that it services or holds for itself or others. The Custodian shall promptly report to the Trust Collateral Agent in writing any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

SECTION 3.5.      Location of Receivable Files. The Custodian will maintain the Receivable Files in the United States in such a manner as to permit retrieval thereof and access thereto in the manner contemplated by this Agreement. The Custodian’s records will at all times indicate that it is holding the Receivable Files on behalf of the Trust, separate from any other instruments and files that it holds.

SECTION 3.6.      Access to Records. The Custodian shall, subject only to the Custodian’s security requirements applicable to its own employees and agents having access to similar records held by the Custodian, which requirements shall be consistent with the practices it exercises with respect to similar files and records relating to comparable automotive or other receivables that it holds for itself or others, and at such times as may be reasonably imposed by the Custodian, permit only the Noteholders and the Trust Collateral Agent or their duly authorized representatives, attorneys or auditors to inspect, at the Servicer’s expense, the Receivable Files and the related accounts, records, and computer systems maintained by the

Custodian pursuant hereto at such times as the Noteholders or the Trust Collateral Agent may reasonably request.

SECTION 3.7.      Advice of Counsel. The Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder as Custodian and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable federal or State law.

SECTION 3.8.      Administration; Reports. The Custodian shall, in general, attend to all non-discretionary details in connection with maintaining custody of the Receivable Files on behalf of the Trust Collateral Agent. In addition, the Custodian shall assist the Trust Collateral Agent generally in the preparation of any routine reports to Noteholders or to regulatory bodies, to the extent necessitated by the Custodian’s custody of the Receivable Files.

SECTION 3.9.      Instructions; Authority to Act. The Custodian shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Trust Collateral Agent. Such instructions may be general or specific in terms. A copy of any such instructions shall be furnished by the Trust Collateral Agent to the Trustee (if they are separate entities) and the Issuer.

SECTION 3.10.      Custodian Fee. For its services under this Agreement, the Custodian shall be entitled to reasonable compensation to be paid by the Servicer.

SECTION 3.11.      Indemnification by the Custodian. The Custodian agrees to indemnify the Issuer, the Owner Trustee, the Trust Collateral Agent and the Trustee for any and all liabilities, obligations, losses, damage, payments, costs or expenses of any kind whatsoever (including the fees and expenses of counsel) that may be imposed on, incurred or asserted against the Issuer, the Owner Trustee, the Trust Collateral Agent and the Trustee and their respective officers, directors, employees, agents, attorneys and successors and assigns as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Receivable Files; provided, however, that the Custodian shall not be liable for any portion of any such liabilities, obligations, losses, damages, payments or costs or expenses due to the Issuer’s, the Owner Trustee’s, the Trust Collateral Agent’s or the Trustee’s or the officers’, directors’, employees’ and agents’ thereof own willful misfeasance, bad faith or gross negligence. In no event shall the Custodian be liable to any third-party for acts or omissions of the Custodian.

SECTION 3.12.      Effective Period and Termination of Custodian. AmeriCredit’s appointment as Custodian is effective as of the [Initial] Cutoff Date and will continue until terminated pursuant to this Section 3.12. So long as AmeriCredit is serving as Custodian, any termination of AmeriCredit as Servicer hereunder shall terminate AmeriCredit as Custodian. As soon as practicable after termination of its appointment as Custodian, the Custodian shall deliver, at the Custodian’s expense, the Receivable Files to the Trust Collateral Agent on behalf of the Noteholders at such place or places as the Trust Collateral Agent may designate, and the Trust Collateral Agent, or its agent, as the case may be, shall act as Custodian for such Receivable Files on behalf of the Noteholders until such time as a successor custodian has been appointed.

If, within seventy-two (72) hours after the termination of this Agreement, the Custodian has not delivered the Receivable Files in accordance with the preceding sentence, the Trust Collateral Agent may enter the premises of the Custodian and remove the Receivable Files from such premises.

SECTION 3.13.      Dispute Resolution.

(a)      If the Servicer, the Trust, the Owner Trustee, the Trustee, the Trust Collateral Agent, a Noteholder or the Trust Collateral Agent on behalf of certain Noteholders in accordance with the following sentence (the “Requesting Party”) requests that the Seller and/or AmeriCredit repurchase a Receivable due to an alleged breach of a representation and warranty in Section 5.1 of the Purchase Agreement or in Section 3.2(a) (each, a “Repurchase Request”), and the Repurchase Request has not been resolved within one hundred eighty (180) days of the receipt of notice of the Repurchase Request by the Seller or AmeriCredit, as the case may be (which resolution may take the form of a repurchase of the related Receivable by the Seller or AmeriCredit, as applicable, a withdrawal of the related Repurchase Request by the related Requesting Party or a cure of the condition that led to the related breach in the manner set forth herein or in the Purchase Agreement, as applicable), the Requesting Party may refer the matter, in its sole discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. Noteholders representing [5%] percent or more of the Outstanding Amount of the Controlling Class may direct the Trust Collateral Agent, by notice in writing, in relation to any matter described in the preceding sentence, to initiate either mediation (including non-binding arbitration) or binding third-party arbitration, as directed by such Noteholders, on behalf of such Noteholders. The Requesting Party must start the mediation or arbitration proceeding according to the ADR Rules of the ADR Organization within ninety (90) days following the date on which the Form 10-D is filed that relates to the Collection Period during which the related 180-day period ended. The Seller and the Servicer agree to participate in the dispute resolution method selected by the Requesting Party.

(b)      If the Requesting Party selects mediation for dispute resolution:

(i)      The mediation will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for mediation stated in this Section 3.13(b), the procedures in this Section 3.13(b) will control.

(ii)      A single mediator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The mediator must be impartial, an attorney admitted to practice in the State of New York and have at least [fifteen (15)] years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

(iii)      The mediation will start within [fifteen (15)] Business Days after the selection of the mediator and conclude within [thirty (30)] days after the start of the mediation.

(iv)      Expenses of the mediation will be allocated to the parties as mutually agreed by them as part of the mediation.

(v)      If the parties fail to agree at the completion of the mediation, the Requesting Party may refer the Repurchase Request to arbitration under this Section 3.13.

(c)      If the Requesting Party selects arbitration for dispute resolution:

(i)      The arbitration will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for arbitration stated in this Section 3.13(c), the procedures in this Section 3.13(c) will control.

(ii)      A single arbitrator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The arbitrator must be an attorney admitted to practice in the State of New York and have at least [fifteen (15)] years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters. The arbitrator will be independent and impartial and will comply with the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time of the arbitration. Before accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the proceedings within the stated time schedule.    The arbitrator may be removed by the ADR Organization for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(iii)      The arbitrator will have the authority to schedule, hear and determine any motions, according to New York law, and will do so at the motion of any party. Discovery will be completed with [thirty (30)] days of selection of the arbitrator and will be limited for each party to [two (2)] witness depositions not to exceed five (5) hours, [two (2)] interrogatories, [one (1)] document request and [one (1)] request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than [ten (10)] pages each, and will be limited to initial statements of the case, motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than [sixty (60)] days after selection of the arbitrator and will proceed for no more than [six (6)] consecutive Business Days with equal time allocated to each party for the presentation of evidence and cross examination. The arbitrator may allow additional time for discovery and hearings on a showing of good cause or due to unavoidable delays.

(iv)      The arbitrator will make its final determination no later than [ninety (90)] days after its selection. The arbitrator will resolve the dispute according to the terms of this Agreement and the Basic Documents, and may not modify or change this Agreement or the Basic Documents in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by them. In its final determination, the arbitrator will determine and award the expenses of the arbitration (including filing fees, the fees of the arbitrator, expense of any record or transcript of the arbitration and administrative fees) to the parties in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or State law, and may be entered and enforced in any court of competent jurisdiction.

(v)      By selecting arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury.

(vi)      The Requesting Party may not bring a putative or certificated class action to arbitration. If this waiver of class action rights is found to be unenforceable for any reason, the Requesting Party agrees that it will bring its claims in a court of competent jurisdiction.

(d)      For each mediation or arbitration:

(i)      Any mediation or arbitration will be held in New York, New York at the offices of the mediator or arbitrator or at another location selected by the Seller or AmeriCredit. Any party or witness may participate by teleconference or video conference.

(ii)      The Seller, AmeriCredit and the Requesting Party will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, if such relief is available by law.

(iii)      Neither the Seller nor AmeriCredit will be required to produce personally identifiable customer information for purposes of any mediation or arbitration. The existence and details of any unresolved Repurchase Request, any informal meetings, mediations or arbitration proceedings, the nature and amount of any relief sought or granted, any offers or statements made and any discovery taken in the proceeding will be confidential, privileged and inadmissible for any purpose in any other mediation, arbitration, litigation or other proceeding. The parties will keep this information confidential and will not disclose or discuss it with any third party (other than a party’s attorneys, experts, accountants and other advisors, as reasonably required in connection with the mediation or arbitration proceeding under this Section 3.13), except as required by law, regulatory requirement or court order. If a party to a mediation or arbitration proceeding receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for confidential information of the other party to the mediation or arbitration proceeding, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its confidential information.

ARTICLE IV

Administration and Servicing of Receivables

SECTION 4.1.      Duties of the Servicer

The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sale contracts or promissory notes and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, so long as AmeriCredit is the Servicer, it shall substantially comply with the Servicing Policies and Procedures. The Servicer’s duties shall include, without limitation, collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment invoices to Obligors, reporting any required tax information to Obligors, monitoring the Collateral, accounting for collections and furnishing monthly and annual statements to the Trust Collateral Agent and the Trustee with respect to distributions and performing the other duties specified herein.

The Servicer, or if AmeriCredit is no longer the Servicer, AmeriCredit, at the request of the Servicer, shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements (and shall maintain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except in accordance with the Servicer’s customary practices.

The Servicer is hereby authorized to commence, in its own name or in the name of the Trust, a legal proceeding to enforce a Receivable pursuant to Section 4.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trust to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Trust Collateral Agent and the Owner Trustee shall furnish the Servicer with any limited powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

As set forth in Section 9.3, in the event the Servicer fails to perform its obligations hereunder, the successor Servicer shall be responsible for the Servicer’s duties in this Agreement as if it were the Servicer, provided that the successor Servicer shall not be liable for the Servicer’s breach of its obligations.

SECTION 4.2.    Collection of Receivable Payments; Modifications of Receivables.

(a)      Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto, including directing the Issuer to sell the Receivables pursuant to Section 4.3(c). The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

(b)      The Servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any Receivable in accordance with its Servicing Policies and Procedures; provided, however, that [any such action by the Servicer is a Permitted Modification and] if the Servicer (i) extends a Receivable beyond the Collection Period immediately preceding the latest Final Scheduled Distribution Date, or (ii) reduces the Amount Financed or APR with respect to any Receivable, it [will]/[may] repurchase such Receivable in the manner provided in Section 3.2 if such change in the Receivable would materially and adversely affect the interests of the Noteholders, unless the Servicer is required to take such action by law (including, without limitation, by the Servicemembers Civil Relief Act) or court order. [Should the Servicer grant an extension, rebate, deferral, amendment, modification or adjustment with respect to any Receivable in accordance with its Servicing Policies and Procedures, but such action is not a Permitted Modification, such action shall not be a breach of this Agreement so long as the Servicer shall repurchase such Receivable in the manner provided in Section 4.7 and in such a manner as to allow the Trust to maintain its status as a fixed investment trust described in Treasury Regulation Section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code.]

(c)      Subject to the proviso of the first sentence in Section 4.2(b), the Servicer or its Affiliates may engage in any marketing practice or promotion of any sale of any products, goods or services to Obligors with respect to the Receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the Servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the Receivables, prepayments or faster or slower timing of the payment of the Receivables.

(d)      The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Collection Account as soon as practicable, but in no event later than the second Business Day after receipt thereof; provided, however, that if the Monthly Remittance Condition is satisfied, then the Servicer shall not be required to deposit into the Collection Account all payments by or on behalf of the Obligors received directly by the Servicer until noon, New York City time, on the Business Day prior to the Distribution Date immediately following receipt thereof. For purposes of the preceding sentence, “receipt” of a payment shall mean the initial deposit thereof in the Servicer’s bank account.

(e)      [Reserved].

(f)      AmeriCredit shall not cause or permit the substitution of the Financed Vehicle relating to a Receivable unless: (i) the substitution is a replacement of the Financed Vehicle originally financed under the related Receivable; (ii) the Financed Vehicle originally financed under the related Receivable was either (x) insured under an Insurance Policy as required under Section 4.4(a) at the time of a casualty loss that is treated as a total loss under such Insurance Policy, (y) deemed to be a “lemon” pursuant to applicable State law and repurchased by the related Dealer or (z) the subject of an order by a court of competent jurisdiction directing AmeriCredit to substitute another vehicle under the related Receivable; (iii) the related Receivable is not more than thirty (30) days delinquent; (iv) the Obligor is deemed to be in “good standing” by the Servicer and is not in breach of any requirement under the related Receivable; (v) the replacement Financed Vehicle has a book value (N.A.D.A.) at least equal to the book value (N.A.D.A.) of the Financed Vehicle that is being replaced, measured immediately before the casualty loss or replacement by the Dealer and (vi) as of the date of such substitution, the replacement Financed Vehicle’s mileage is no greater than the mileage on the Financed Vehicle that is being replaced; provided, however, that if the substitution is made pursuant to clause (ii)(z), above, clauses (iii) through (vi) inclusive, shall not be applicable. [AmeriCredit shall not cause or permit the substitution of Financed Vehicles relating to Receivables having an original aggregate Principal Balance greater than __% of the Original Pool Balance, (the “Substitution Limit”). In the event that the Substitution Limit is exceeded for any reason, (i) AmeriCredit shall, on or before the next following Accounting Date, repurchase a sufficient number of such Receivables to cause the aggregate original Principal Balances of such Receivables to be less than the Substitution Limit or (ii) if AmeriCredit is not the Servicer and the Servicer has caused substitutions to be made hereunder pursuant to the circumstances described in clause (ii)(x), above, the Servicer shall, on or before the next following Accounting Date, repurchase a sufficient number of such Receivables to cause the aggregate original Principal Balances of such Receivables to be less than the Substitution Limit.]

SECTION 4.3.      Realization upon Receivables.

(a)      In addition to the Servicer’s ability to direct the Issuer to sell Receivables pursuant to Section 4.3(c), and consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable; provided, however, that the Servicer may elect not to repossess a Financed Vehicle if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance or if it instead elects to direct the Issuer to sell the Receivables pursuant to Section 4.3(c). The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it expects in its sole discretion, that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof (or, if the Monthly Remittance Condition is satisfied, by no later than noon, New York City time, on the Business Day prior to the Distribution Date immediately following receipt thereof). The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer, which amounts in reimbursement may be retained by the Servicer (and shall not be required to be deposited as provided in Section 4.2[(d)]) to the extent of such expenses. The Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles. The Servicer shall be entitled to reimbursement of any such tax from Net Liquidation Proceeds with respect to such Receivable.

(b)      If the Servicer, or if AmeriCredit is no longer the Servicer, AmeriCredit at the request of the Servicer, elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust to the Servicer, or to AmeriCredit at the request of the Servicer, of the rights under such Dealer Agreement or Dealer Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer or AmeriCredit, as appropriate, may not enforce a Dealer Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or Dealer Assignment, the Owner Trustee and/or the Trust Collateral Agent, at AmeriCredit’s expense, or the Seller, at the Seller’s expense, shall take such steps as the Servicer deems reasonably necessary to enforce the Dealer Agreement or Dealer Assignment, including bringing suit in its name or the name of the Seller or of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Noteholders. All amounts recovered shall be remitted directly by the Servicer as provided in Section 4.2[(d)].

(c)      Consistent with the standards, policies and procedures required by this Agreement, the Servicer may use its best efforts to locate a third-party purchaser that is not affiliated with the Servicer, the Seller or the Issuer to purchase from the Issuer any Receivable that has become more than [     (    )] days delinquent, and shall have the right to direct the Issuer to sell any such Receivable to the third-party purchaser; provided, that no more than [    ]% of the number of Receivables in the pool as of the [Initial] Cutoff Date may be sold by the Issuer pursuant to this Section 4.3(c) in the aggregate; provided further, that the Servicer may elect to not direct the

Issuer to sell a Receivable that has become more than [__ (__)] days delinquent if in its good faith judgment the Servicer determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. In selecting Receivables to be sold to a third-party purchaser pursuant to this Section 4.3(c), the Servicer shall use commercially reasonable efforts to locate purchasers for the most delinquent Receivables first. In any event, the Servicer shall not use any procedure in selecting Receivables to be sold to third-party purchasers which is materially adverse to the interest of the Noteholders. The Issuer shall sell each Sold Receivable for the greatest market price possible; provided, however, that aggregate Sale Amounts received by the Issuer for all Receivables sold to a single third-party purchaser on a single date must be at least equal to the sum of the Minimum Sale Prices for all such Receivables. The Servicer shall remit or cause the third-party purchaser to remit all sale proceeds from the sale of Receivables to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof.

SECTION 4.4.      Insurance.

(a)      The Servicer shall require, in accordance with the Servicing Policies and Procedures, that each Financed Vehicle be insured by the related Obligor under the Insurance Policies referred to in paragraph [18] of Schedule B-1 hereto. Each Receivable requires the Obligor to maintain such physical loss and damage insurance, naming AmeriCredit or an Originating Affiliate (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction) and its successors and assigns as additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in such paragraph [18] (including, without limitation, during the repossession of such Financed Vehicle) the Servicer may enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with the Servicing Policies and Procedures. The Servicer may maintain a vendor’s single interest or other collateral protection insurance policy with respect to all Financed Vehicles (“Collateral Insurance”) which policy shall by its terms insure against physical loss and damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle. The Servicer shall cause itself or an Originating Affiliate, and may cause the Trust Collateral Agent (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction), to be named as named insured under all policies of Collateral Insurance. Costs incurred by the Servicer in maintaining such Collateral Insurance shall be paid by the Servicer.

(b)      [The Servicer may, if an Obligor fails to obtain or maintain a physical loss and damage Insurance Policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the Insurance Policy, the premiums for such insurance (such insurance being referred to herein as “Force-Placed Insurance”). All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Any cost incurred by the Servicer in maintaining such Force-Placed Insurance shall only be recoverable out of premiums paid by the Obligors or Net Liquidation Proceeds with respect to the Receivable, as provided in Section 4.4(c).

(c)      In connection with any Force-Placed Insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to the Servicer. In no event shall the Servicer include the amount of the premium in the Amount Financed under the Receivable. For all purposes of this Agreement, the Insurance Add-On Amount with respect to any Receivable having Force-Placed Insurance will be treated as a separate obligation of the Obligor and will not be added to the Principal Balance of such Receivable, and amounts allocable thereto will not be available for distribution on the Notes and the Certificate. The Servicer shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-On Amounts or rebates of Forced-Placed Insurance premiums. If an Obligor makes a payment with respect to a Receivable having Force-Placed Insurance, but the Servicer is unable to determine whether the payment is allocable to the Receivable or to the Insurance Add-On Amount, the payment shall be applied first to any unpaid Scheduled Receivables Payments and then to the Insurance Add-On Amount. Net Liquidation Proceeds on any Receivable will be used first to pay the Principal Balance and accrued interest on such Receivable and then to pay the related Insurance Add-On Amount. If an Obligor under a Receivable with respect to which the Servicer has placed Force-Placed Insurance fails to make scheduled payments of such Insurance Add-On Amount as due, and the Servicer has determined that eventual payment of the Insurance Add-On Amount is unlikely, the Servicer may, but shall not be required to, purchase such Receivable from the Trust for the Purchase Amount on any subsequent Determination Date. Any such Receivable, and any Receivable with respect to which the Servicer has placed Force-Placed Insurance which has been paid in full (excluding any Insurance Add-On Amounts) will be assigned to the Servicer.]

(d)      The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Issuer and/or the Trust Collateral Agent, at the Servicer’s expense, or the Seller, at the Seller’s expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Noteholders.

SECTION 4.5.      Maintenance of Security Interests in Vehicles.

(a)      Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Trust Collateral Agent hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle’s certificate of title, or without fulfilling any additional administrative requirements under the laws of the State in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Servicer hereby agrees that the designation of AmeriCredit or an Originating Affiliate (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction) as the secured party on the Lien Certificate is in its capacity as Servicer as agent of the Trust.

(b)      Upon the occurrence of a Servicer Termination Event, the Servicer or the successor Servicer (if no successor Servicer has been appointed, then the Trust Collateral Agent) shall take or cause to be taken such action as may, in the Opinion of Counsel to the Majority Noteholders, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the Opinion of Counsel to the Majority Noteholders, be necessary or prudent.

AmeriCredit hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. AmeriCredit hereby appoints the Trust Collateral Agent as its attorney-in-fact to take any and all steps required to be performed by AmeriCredit pursuant to this Section 4.5(b) (it being understood that and agreed that the Trust Collateral Agent shall have no obligation to take such steps with respect to all perfection or reperfection, except as pursuant to the Basic Documents to which it is a party and to which AmeriCredit has paid all expenses), including execution of Lien Certificates or any other documents in the name and stead of AmeriCredit (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction), and the Trust Collateral Agent hereby accepts such appointment.

SECTION 4.6.      Covenants of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following covenants on which the Trust Collateral Agent relies in accepting the Receivables and on which the Trustee relies in authenticating the Notes.

(a)      The Servicer covenants as follows:

(i)      Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

(ii)      No Impairment. The Servicer shall do nothing to impair the rights of the Trust or the Noteholders in the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies or the Other Conveyed Property except as otherwise expressly provided herein;

(iii)      No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.2; and

(iv)      Restrictions on Liens. The Servicer shall not (A) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the

Lien in favor of the Trust Collateral Agent for the benefit of the Noteholders and the restrictions on transferability imposed by this Agreement or (B) sign or file under the UCC of any jurisdiction any financing statement which names AmeriCredit or the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trust Collateral Agent, for the benefit of the Noteholders.

SECTION 4.7.      Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Servicer, a Responsible Officer of the Trust Collateral Agent, the Owner Trustee or a Responsible Officer of the Trustee of a breach of any of the covenants set forth in Sections 3.4, 3.5, 3.6, 4.5(a) or 4.6 that materially and adversely affects the interests of the Noteholders in any Receivable (including any Liquidated Receivable), the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of AmeriCredit as Servicer under this Section. As of the second Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Sections 3.4, 3.5, 3.6, 4.5(a) or 4.6 which materially and adversely affects the interests of the Noteholders in any Receivable (including any Liquidated Receivable) (or, at AmeriCredit’s election, the first Accounting Date so following) or the related Financed Vehicle, AmeriCredit shall, unless such breach shall have been cured in all material respects, purchase from the Trust the Receivable affected by such breach and, on the related Determination Date, AmeriCredit shall pay the related Purchase Amount. It is understood and agreed that the obligation of AmeriCredit to purchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against AmeriCredit for such breach available to the Noteholders, the Issuer, the Owner Trustee or the Trust Collateral Agent; provided, however, that AmeriCredit shall indemnify the Trust, the Owner Trustee, the Trust Collateral Agent, the Trustee and the Noteholders from and against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third-party claims arising out of the events or facts giving rise to such breach. [Notwithstanding anything to the contrary contained herein, AmeriCredit will not be required to repurchase Receivables due solely to the Servicer’s not having received Lien Certificates that have been properly applied for from the Registrar of Titles in the applicable States for such Receivables. This Section shall survive the termination of this Agreement and the earlier removal or resignation of the Trustee and/or the Trust Collateral Agent.]

SECTION 4.8.      Total Servicing Fee; Payment of Certain Expenses by Servicer. On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Base Servicing Fee and any Supplemental Servicing Fee for the related Collection Period (together, the “Servicing Fee”) pursuant to Section 5.7. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to the Noteholders and all other fees and expenses of the Owner Trustee, the Trust Collateral Agent or the Trustee; provided, however, the Servicer shall not be required to pay taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification unless such taxes and claims are expressly stated to be for the account of AmeriCredit). The Servicer shall be liable for the fees and expenses of the Owner Trustee, the

Trust Collateral Agent, the Trustee, the Custodian, and the Independent Accountants. Notwithstanding the foregoing, if the Servicer shall not be AmeriCredit, a successor to AmeriCredit as Servicer permitted by Section 9.3 shall not be liable for taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification, or the fees and expenses referred to above.

SECTION 4.9.      Servicer’s Certificate and Asset-Level Information.

(a)      Servicer’s Certificate. No later than [noon] Eastern time on each Determination Date, the Servicer shall deliver (electronic delivery being acceptable) to the Trustee, the Owner Trustee[, the Hedge Provider] and the Trust Collateral Agent the monthly Servicer’s Certificate. The Servicer will also deliver the Servicer’s Certificate to each Rating Agency on the same date the Servicer’s Certificate is publicly available (provided that if the Servicer’s Certificate is not made publicly available, the Servicer will deliver it to each Rating Agency no later than the [twenty-fifth (25th)] of each month (or if not a Business Day, the next succeeding Business Day)). Each Servicer’s Certificate will be executed by a Responsible Officer of the Servicer and contain among other things: (i) all information necessary to enable the Trust Collateral Agent to make the distributions required by Sections 5.7(a) and 5.7(b), (ii) a listing of all Purchased Receivables and Sold Receivables purchased by the Servicer or sold by the Issuer as of the related Accounting Date, identifying the Receivables so purchased by the Servicer or sold by the Issuer, (iii) all information necessary to enable the Trust Collateral Agent to make such statements available to Noteholders as required by Section 5.9 and (iv) solely in the case of the first monthly Servicer’s Certificate, the disclosure required by [Rule 4(c)(1)(ii)][Rule 4(c)(2)(ii)] of Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”). Receivables purchased by the Servicer or by the Seller on the related Accounting Date and each Receivable which became a Liquidated Receivable or which was paid in full during the related Collection Period shall be identified by account number (as set forth in the Schedule of Receivables).

(b)      Asset-Level Information. On or before the fifteenth (15th) day following each Distribution Date, the Servicer will prepare a Form ABS-EE, including an asset data file and asset-related document containing the asset-level information for each Receivable for the prior Collection Period as required by Item 1A of Form 10-D.

SECTION 4.10.      Annual Statement as to Compliance, Notice of Servicer Termination Event.

(a)      To the extent required by Section 1123 of Regulation AB, the Servicer, shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent and each Rating Agency, on or before March 31 (or ninety (90) days after the end of the Issuer’s fiscal year, if other than December 31) of each year (regardless of whether the Seller has ceased filing reports under the Exchange Act), beginning on March     , 20    , an Officer’s Certificate signed by any Responsible Officer of the Servicer, dated as of December 31 of the previous calendar year, stating that (i) a review of the activities of the Servicer during the preceding calendar year (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to such officer’s knowledge, based on such review, the Servicer has fulfilled in all material respects all its obligations under this Agreement throughout such period, or, if there has been a failure to fulfill any such obligation in any material respect, identifying each such failure known to such officer and the nature and status of such failure.

(b)      The Seller or the Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Servicer or the Seller (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any clause of Section 9.1.

(c)      The Servicer will deliver to the Issuer, on or before March 31 of each year, beginning on March     . 20    , a report regarding the Servicer’s assessment of compliance with certain minimum servicing criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(d)      To the extent required by Regulation AB, the Servicer will cause any affiliated servicer or any other party deemed to be participating in the servicing function pursuant to Item 1122 of Regulation AB to provide to the Issuer, on or before March 31 of each year, beginning on March __, 20__, a report regarding such party’s assessment of compliance with certain minimum servicing criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(e)      [Trust Collateral Agent] acknowledges, in its capacity as Trust Collateral Agent under this Agreement and in its capacity as Trustee under the Basic Documents, that to the extent it is deemed to be participating in the servicing function pursuant to Item 1122 of Regulation AB, it will take any such action as outlined in the Item 1122 Letter Agreement to ensure compliance with the requirements of Section 4.10(d) and Section 4.11(b) and with Item 1122 of Regulation AB. Such required documentation will be delivered to the Servicer by                  of each calendar year.

SECTION 4.11.      Annual Independent Public Accountants’ Reports.

(a)      The Servicer shall cause a firm of nationally recognized independent certified public accountants (the “Independent Accountants”), who may also render other services to the Servicer or its Affiliates, to deliver to the Trustee, the Owner Trustee and the Trust Collateral Agent, on or before March 31 (or ninety (90) days after the end of the Issuer’s fiscal year, if other than December 31) of each year, beginning on March __, 20__, a report, dated as of December 31 of the preceding calendar year, addressed to the board of directors of the Servicer, providing its attestation report on the servicing assessment delivered pursuant to Section 4.10(c), including disclosure of any material instance of non-compliance, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(b)      Each party required to deliver an assessment of compliance described in Section 4.10(d) shall cause Independent Accountants, who may also render other services to such party or its Affiliates, to deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent and the Servicer, on or before March 31 (or ninety (90) days after the end of the Issuer’s fiscal year, if

other than December 31) of each year, beginning on March     , 20    , a report, dated as of December 31 of the preceding calendar year, addressed to the board of directors of such party, providing its attestation report on the servicing assessment delivered pursuant to Section 4.10(d), including disclosure of any material instance of non-compliance, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(a)      The Servicer shall cause a firm of Independent Accountants, who may also render other services to the Servicer or to the Seller, (1) to deliver to the Trustee, the Owner Trustee and the Trust Collateral Agent, on or before April 30 (or one hundred twenty (120) days after the end of the Servicer’s fiscal year, if other than December 31) of each year, beginning on April 30, 20__, with respect to the twelve (12) months ended the immediately preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate (which period shall not be less than six (6) months)), a copy of the Form 10-K filed with the Commission for General Motors Financial Company, Inc., which filing includes a statement that such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; provided, however, that to the extent that the Servicer or an Affiliate of the Servicer makes such information publicly available, the requirement under this Section 4.11(c) shall be deemed satisfied, and (2) upon request of the Trustee, the Owner Trustee or the Trust Collateral Agent, to issue an acknowledgement to the effect that such firm has audited the books and records of General Motors Financial Company, Inc., in which the Servicer is included as a consolidated subsidiary, and issued its report pursuant to item (1) of this Section and that the accounting firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

SECTION 4.12.      Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Trustee, the Owner Trustee and the Trust Collateral Agent reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

ARTICLE V

Trust Accounts; Distributions; Statements to Noteholders

SECTION 5.1.    Establishment of Trust Accounts.

(a)    (i)      (i)           The Trust Collateral Agent, on behalf of the Noteholders, [shall establish and maintain in its own name]/[in the name of and for the benefit of the Trust shall establish] an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of [the Trust

Collateral Agent on behalf of the Noteholders]/[the Trust]. The Collection Account shall initially be established with the Trust Collateral Agent.

(ii)      The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Note Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders. The Note Distribution Account shall initially be established with the Trust Collateral Agent.

(iii)      The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders. The Reserve Account shall initially be established with the Trust Collateral Agent.

(iv)      [Upon receipt by the Issuer of a Hedge Termination Payment, the Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain an Eligible Deposit Account (the “Hedge Termination Account”), bearing a designation clearly indicating that funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders.]

(v)      [The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Pre-Funding Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders. The Pre-Funding Account shall initially be established with the Trust Collateral Agent.]

(vi)       [The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Revolving Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders. The Revolving Account shall initially be established with the Trust Collateral Agent.]

(b)      Funds on deposit in the Collection Account, the Reserve Account and the Note Distribution Account [, [the Pre-Funding Account][, Revolving Account[,] the Capitalized Interest Account] and the [Hedge Termination Account]] (collectively, the “Trust Accounts”) shall be invested by the Trust Collateral Agent (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise)[; provided that funds on deposit in the Reserve Account shall be invested only in Eligible Investments that meet the requirements of the Credit Risk Retention Rules]. Absent receipt of such written investment direction from the Servicer, funds on deposit in the Trust Accounts shall be held uninvested. All such Eligible Investments shall be held by or on behalf of the Trust Collateral Agent for the benefit of the Noteholders. Other than as permitted by the Rating Agencies, funds on deposit in any Trust Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Distribution Date. All Eligible Investments will be held to maturity. Each institution at which the relevant Trust Account is maintained shall invest the funds therein as directed in writing by the Servicer in Eligible Investments. [The Servicer acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each such investment or the Trust Collateral Agent’s receipt of a broker confirmation. The Servicer agrees that such notifications will not be provided by the Trust Collateral Agent hereunder, and the Trust Collateral Agent shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity. No statement need be made available if no activity has occurred in the relevant Trust Account during such period.] [Notwithstanding anything to the contrary in the foregoing or elsewhere in this Agreement, the other Basic Documents, or in any other document, neither the Servicer nor the Seller (nor any agent of either person) shall be authorized or empowered to acquire any other investments, reinvest any proceeds of the Issuer, or engage in activities that would cause the Trust to fail to qualify as a fixed investment trust described in Treasury Regulation Section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code.]

(c)    All Investment Earnings of moneys deposited in each Trust Account shall be deposited (or caused to be deposited) in the Collection Account on each Distribution Date by the Trust Collateral Agent and applied as Available Funds on such Distribution Date, and any loss resulting from such investments shall be charged to the related Trust Account. The Servicer will not direct the Trust Collateral Agent to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Trust Collateral Agent to make any such investment, if requested by the Trust Collateral Agent, the Servicer shall deliver to the Trust Collateral Agent an Opinion of Counsel, acceptable to the Trust Collateral Agent, to such effect.

(d)    The Trust Collateral Agent shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trust Collateral Agent’s negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Trust Collateral Agent, in its commercial capacity as principal obligor and not as Trust Collateral Agent or as Trustee, in accordance with their terms.

(e)    If (i) the Servicer shall have failed to give investment directions in writing for any funds on deposit in the Trust Accounts to the Trust Collateral Agent by [1:00 p.m.] Eastern Time (or such other time as may be agreed by the Issuer and the Trust Collateral Agent) on any Business Day; or (ii) a Default or Event of Default shall have occurred and is continuing with respect to the Notes but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or received from the Trust Property are being applied as if there had not been such a declaration; then the Trust Collateral Agent shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in accordance with the instructions outlined in the most recent investment direction letter between the Servicer and the Trust Collateral Agent.

(f)      (i)    (i)    The Trust Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof for the benefit of the Noteholders and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Trust Collateral Agent for the benefit of the Noteholders. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Trust Collateral Agent (or the Servicer on its behalf) shall within five (5) Business Days (or such longer period as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Trust Collateral Agent, the Servicer shall notify the Trust Collateral Agent in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

(ii)      With respect to the Trust Account Property, the Trust Collateral Agent agrees that:

(A)      any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts; and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trust Collateral Agent, and the Trust Collateral Agent shall have sole signature authority with respect thereto;

(B)      any Trust Account Property that constitutes Physical Property shall be delivered to the Trust Collateral Agent in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Trust Collateral Agent or a securities intermediary (as such term is defined in Section 8-102(14) of the UCC) acting solely for the Trust Collateral Agent;

(C)      the “securities intermediary’s jurisdiction” for purposes of Section 8-110 of the UCC shall be the State of New York;

(D)      any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph;

(E)      any Trust Account Property that is an “uncertificated security” or a “security entitlement” under Article 8 of the UCC and that is not governed by clause (D) above shall be delivered to the Trust Collateral Agent in accordance with paragraph (c) or (d), if applicable, of the definition of “Delivery” and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued registration of the Trust Collateral Agent’s (or its nominee’s) ownership of such security; and

(F)      any cash that is Trust Account Property shall be considered a “financial asset” under Article 8 of the UCC.

(g)      The Servicer shall have the power to instruct the Trust Collateral Agent to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer and the Trust Collateral Agent to carry out their respective duties hereunder.

(h)      [The Trust Collateral Agent acknowledges that, pursuant to the provisions of the Hedge Agreement, the Hedge Provider may be required to post collateral with the Trust Collateral Agent to secure the Hedge Provider’s obligations under the Hedge Agreement. The Trust Collateral Agent agrees to establish and maintain an Eligible Deposit Account (the “Hedge Account”) to hold such collateral, at the direction of the Servicer if the Hedge Provider is required to post Collateral to secure the obligations under the Hedge Agreement. The Trust Collateral Agent further agrees to follow such written instructions relating to the administration of, and transfers from such account, as may be delivered by the Servicer, subject to and in accordance with the terms of the Hedge Agreement.]

(i)      [To the extent that (i) the funds available in the Hedge Termination Account exceed the costs of entering into a replacement Hedge Agreement or (ii) the Issuer determines not to replace the Hedge Agreement and the Rating Agency Condition is met with respect to such determination, the amounts in the Hedge Termination Account (other than funds used to pay the costs of entering into a Hedge Agreement, if applicable) shall be included in Available Funds and allocated in accordance with the priorities set forth in Section 5.7(a) on the following Distribution Date. In any other situation, amounts on deposit in the Hedge Termination Account at any time shall be invested pursuant to Section 5.1(b) and on each Distribution Date after the creation of a Hedge Termination Account, the funds therein shall be used to cover any shortfalls in the amounts payable under clauses (i) through (__) of Section 5.7(a), provided that in no event will the amount withdrawn from the Hedge Termination Account on such Distribution Date exceed the amount of net hedge payments that would have been required to be paid on such Distribution Date by the Hedge Provider under the terminated Hedge Agreement had there been no termination of such transaction. Any amounts remaining in the Hedge Termination Account after payment in full of the Class A-2-B Notes shall be included in Available Funds and allocated in accordance with the order of priority specified in Section 5.7(a) on the following Distribution Date.]

SECTION 5.2.      [Capitalized Interest Account]

(a)      [The Servicer shall cause the Trust Collateral Agent to establish and maintain an Eligible Deposit Account (the “Capitalized Interest Account”) with the Trust Collateral Agent, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders.

(b)       On or prior to the Closing Date, the Seller shall deposit an amount equal to the Capitalized Interest Account Initial Deposit into the Capitalized Interest Account.

(c)      (i) On the Distribution Dates occurring in                 ,                 , and                 , the Trust Collateral Agent shall withdraw at the written direction of the Servicer from the Capitalized Interest Account the Monthly Capitalized Interest Amount for such Distribution Date and deposit such amount in the Collection Account as further provided in Section 5.7.]

SECTION 5.3.      Certain Reimbursements to the Servicer. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 5.7[(a)](i) upon certification by the Servicer of such amounts and the provision of such information to the Trust Collateral Agent. The Servicer will additionally be entitled to receive from amounts on deposit in the Collection Account with respect to a Collection Period any amounts paid by Obligors that do not relate to (i) principal and interest payments due on the Receivables and (ii) any fees or expenses related to extensions due on the Receivables.

SECTION 5.4.      Application of Collections. All collections for the Collection Period shall be applied by the Servicer as follows:

(a)      With respect to each Receivable (other than a Purchased Receivable or a Sold Receivable), payments by or on behalf of the Obligor, (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal in accordance with the Simple Interest Method.

(b)      All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 5.7[(a)].

SECTION 5.5.      [Reserved]

SECTION 5.6.      Additional Deposits.

(a)      The Servicer and the Seller, as applicable, shall deposit or cause to be deposited in the Collection Account on the Determination Date on which such obligations are due the aggregate Purchase Amount with respect to Purchased Receivables and the aggregate Sale Amounts with respect to Sold Receivables.

(b)      The proceeds of any purchase or sale of the assets of the Trust described in Section 10.1 shall be deposited in the Collection Account.

(c)      [Net payments received from the Hedge Provider, if any, shall be deposited by the Trust Collateral Agent in the Collection Account.]

SECTION 5.7.      Distributions.

(a)    [No later than              .    . New York time on the Distribution Date that is the Mandatory Redemption Date, the Trust Collateral Agent shall (based solely on the information contained in the Servicer’s Certificate delivered on the related Determination Date) cause to be transferred and distributed [to the Note Distribution Account, the Prepayment Amount (as defined in Section 5.11(c)) in the amounts set forth in the Servicer’s Certificate for such Distribution Date]/[from the Revolving Account to the Collection Account, in immediately available funds, the Revolving Account Amount][during the Pre-Funding period, from the Capitalized Interest

Account to the Collection Account, in immediately available funds, the Monthly Capitalized Interest Amount for such Distribution Date.]

(b)      On each Distribution Date, the Trust Collateral Agent shall (based solely on the information contained in the Servicer’s Certificate delivered with respect to the related Determination Date) apply or cause to be applied the sum of (x) the Available Funds (after withdrawing amounts deposited in error and Liquidation Proceeds relating to Purchased Receivables) for the related Collection Period plus (y) the Reserve Account Withdrawal Amount for such Distribution Date (such sum, the “Total Available Funds”) to distribute the following amounts from the Collection Account unless otherwise specified, to the extent of the sources of funds stated to be available therefor, and in the following order of priority:

(i)      [to the Hedge Provider, net payments, if any, due to it under the Hedge Agreement;]

(ii)      to the Servicer, (1) the Base Servicing Fee [(including the amount of any Nonrecoverable Advances)] for the related Collection Period, (2) any Supplemental Servicing Fees for the related Collection Period, (3) any amounts specified in Section 5.3 and (4), to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 5.3, and to the extent not retained by the Servicer, to pay to AmeriCredit any amounts paid by Obligors during the preceding calendar month that did not relate to (x) principal and interest payments due on the Receivables and (y) any fees or expenses related to extensions due on the Receivables;

(iii)      to each of the Trustee, the Trust Collateral Agent, the Asset Representations Reviewer and the Owner Trustee, their respective accrued and unpaid fees, expenses and indemnities (in each case, to the extent such fees, expenses or indemnities have not been previously paid by the Servicer, and provided that such fees, expenses and indemnities shall not exceed (x) $         in the aggregate in any calendar year to the Owner Trustee, (y) $         in the aggregate in any calendar year to the Trust Collateral Agent and the Trustee) and (z) $         [each calendar month]/[in the aggregate in any calendar year] to the Asset Representations Reviewer;

(iv)      [pari passu, (A)] to the Class A Noteholders, pari passu, the Noteholders’ Interest Distributable Amount for the Class A Notes for such Distribution Date [and (B) to the Hedge Provider, Hedge Termination Payments (so long as the Hedge Provider is not a defaulting party or the sole affected party with respect to the termination of the Hedge Agreement];

(v)      [after the Revolving Period,] for distribution as provided in paragraph (b) below, the Class A Principal Parity Amount;

(vi)      for distribution as provided in paragraph (b) below, any Matured Principal Shortfall on account of the Class A Notes;

(vii)      to the Class B Noteholders, the Noteholders’ Interest Distributable Amount for the Class B Notes for such Distribution Date;

(viii)    [after the Revolving Period,] for distribution as provided in paragraph (b) below, the Class B Principal Parity Amount;

(ix)      for distribution as provided in paragraph (b) below, any Matured Principal Shortfall on account of the Class B Notes;

(x)      to the Class C Noteholders, the Noteholders’ Interest Distributable Amount for the Class C Notes for such Distribution Date;

(xi)      [after the Revolving Period,] for distribution as provided in paragraph (b) below, the Class C Principal Parity Amount;

(xii)      for distribution as provided in paragraph (b) below, any Matured Principal Shortfall on account of the Class C Notes;

(xiii)      to the Class D Noteholders, the Noteholders’ Interest Distributable Amount for the Class D Notes for such Distribution Date;

(xiv)      [after the Revolving Period,] for distribution as provided in paragraph (b) below, the Class D Principal Parity Amount;

(xv)      for distribution as provided in paragraph (b) below, any Matured Principal Shortfall on account of the Class D Notes;

(xvi)      to the Class E Noteholders, the Noteholders’ Interest Distributable Amount for the Class E Notes, if any, for such Distribution Date;

(xvii)      [after the Revolving Period,] for distribution as provided in paragraph (b) below, the Class E Principal Parity Amount;

(xviii)      for distribution as provided in paragraph (b) below, any Matured Principal Shortfall on account of the Class E Notes;

(xix)      [after the Revolving Period,] for distribution as provided in paragraph (b) below, the Noteholders’ Principal Distributable Amount;

(xx)      [as long as the Revolving Period has not terminated, to the Revolving Account an amount equal to the sum of the Class A Principal Parity Amount, the Class B Principal Parity Amount, the Class C Principal Parity Amount [, and] the Class D Principal Priority Amount [and Class E Principal Priority Amount] for the Collection Period;]

(xxi)      to the Reserve Account, the Reserve Account Deposit Amount for such Distribution Date;

(xxii)      for distribution as provided in paragraph (b) below, the Accelerated Principal Amount;

(xxiii)      to pay each of the Trustee, the Owner Trustee, the Trust Collateral Agent and the Asset Representations Reviewer, any fees, expenses and indemnities then due to such party that are in excess of the related cap or annual limitation specified in clauses (i) and (ii) above;

(xxiv)      [to the Hedge Provider, any unpaid Hedge Termination Payments;] and

(xxv)      to the Certificate Distribution Account for distribution to the Certificateholder[s] in accordance with the Trust Agreement, the aggregate amount remaining in the Collection Account.

On any Distribution Date with respect to which no Servicer’s Certificate was delivered, to the extent there are Available Funds in the Collection Account, the Trust Collateral Agent will make payments of the Noteholders’ Interest Distributable Amounts described in (iii), (vi), (ix), (xii) and (xv) above as well as any Matured Principal Shortfalls described in (v), (viii), (xi), (xiv) and xvii above.

(c)      [On each Distribution Date, the Trust Collateral Agent shall apply or cause to be applied the amounts that are allocated to the Class A-2 Notes in accordance with clause (iii) of paragraph (a) above on that Distribution Date to the Class A-2-A Notes and the Class A-2-B Notes pro rata based on the principal balance of the Class A-2-A Notes and the Class A-2-B Notes, respectively; provided, that if the amount so allocated to the Class A-2-A Notes or the Class A-2-B Notes on any Distribution Date exceeds the Noteholders Interest Distributable Amount with respect to such Distribution Date and such Class, then the amount of such excess shall be allocated to the other such Class on that Distribution Date.] On each Distribution Date, the Trust Collateral Agent shall apply or cause to be applied the aggregate of the amounts described in clause (iv), (v), (vii), (viii), (x), (xi), (xiii), (xiv), (xv), (xvi), (xvii) and (xviii) of paragraph (a) above on that Distribution Date in the following order of priority:

(i)      to the Class A-1 Noteholders in reduction of the remaining principal amount of the Class A-1 Notes, until the Outstanding Amount thereof has been reduced to zero;

(ii)      to the Class A-2 Noteholders in reduction of the remaining principal amount of the Class A-2 Notes, until the Outstanding Amount thereof has been reduced to zero;

(iii)      to the Class A-3 Noteholders in reduction of the remaining principal amount of the Class A-3 Notes, until the Outstanding Amount thereof has been reduced to zero;

(iv)      to the Class B Noteholders in reduction of the remaining principal amount of the Class B Notes, until the Outstanding Amount thereof has been reduced to zero;

(v)      to the Class C Noteholders in reduction of the remaining principal amount of the Class C Notes, until the Outstanding Amount thereof has been reduced to zero;

(vi)      to the Class D Noteholders in reduction of the remaining principal amount of the Class D Notes, until the Outstanding Amount thereof has been reduced to zero;

(vii)      to the Class E Noteholders in reduction of the remaining principal amount of the Class E Notes, until the Outstanding Amount thereof has been reduced to zero;

provided, however, that, (A) following an acceleration of the Notes pursuant to the Indenture, (B) the occurrence of an Event of Default pursuant to Sections 5.1(a), 5.1(b), 5.1(d) or 5.1(e) of the Indenture or (C) the receipt of Insolvency Proceeds pursuant to Section 10.1(b), the Total Available Funds and amounts deposited in the Note Distribution Account (including any such Insolvency Proceeds) shall be paid to the Noteholders, pursuant to Section 5.6[(a)] of the Indenture.

(d)      In the event that the Collection Account is maintained with an institution other than the Trust Collateral Agent, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Sections 5.7(a) and 5.7(b) on the related Distribution Date.

(e)      In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to a Noteholder, such tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Section 5.7. The Trust Collateral Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax attributable to the Trust (but such authorization shall not prevent the Trust Collateral Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Noteholder), the Trust Collateral Agent may in its sole discretion withhold such amounts in accordance with this clause (d). In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Trust Collateral Agent shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Trust Collateral Agent for any out-of-pocket expenses (including legal fees and expenses) incurred.

(f)      Distributions required to be made to Noteholders on any Distribution Date shall be made to each Noteholder of record on the preceding Record Date either by (i) wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefore, if such Noteholder shall have provided to the Note Registrar appropriate written instructions at least five (5) Business Days prior to such Distribution Date and such Holder’s Notes in the aggregate evidence a denomination of not less than $[1,000,000] or (ii) by check mailed to such Noteholder at the address of such holder appearing in the Note Register. Notwithstanding the foregoing, the final distribution in respect of any Note (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section 2.4 of the Indenture.

(g)      Subject to Section 5.1 and this Section, monies received by the Trust Collateral Agent hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Trust Collateral Agent shall not be liable for any interest thereon.

SECTION 5.8.    Reserve Account.

(a)      On the Closing Date, the Seller shall deposit the Specified Reserve Balance into the Reserve Account. Amounts held from time to time in the Reserve Account shall be held by the Trust Collateral Agent for the benefit of the Noteholders.

(b)      The Seller may, from time to time after the date hereof, request each Rating Agency to approve a formula for determining the Specified Reserve Balance that is different from the formula set forth herein, which may result in a decrease in the amount of the Specified Reserve Balance or change the manner by which the Reserve Account is funded. Notwithstanding any other provision of this Agreement, the use of such new formula will be deemed to be approved upon the satisfaction of the Rating Agency Condition with respect to the use of such new formula, and the Specified Reserve Balance will be determined in accordance with such new formula and this Agreement will be amended to reflect such new formula without the consent of any Noteholder[; provided that the new formula is not prohibited by the Credit Risk Retention Rules].

(c)      On each Distribution Date, the Servicer shall instruct the Trust Collateral Agent (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date) (A) if the amount on deposit in the Reserve Account (without taking into account any amount on deposit in the Reserve Account representing net Investment Earnings) is less than the Specified Reserve Balance, in which case the Trust Collateral Agent shall, after payment of any amounts required to be distributed pursuant to clauses (i) through (xviii) of Section 5.7[(a) deposit in the Reserve Account the Reserve Account Deposit Amount pursuant to Section 5.7(a)(xix), and (B) if the amount on deposit in the Reserve Account, after giving effect to all other deposits thereto and withdrawals therefrom to be made on such Distribution Date is greater than the Specified Reserve Balance, in which case the Trust Collateral Agent shall distribute the amount of such excess as part of Available Funds on such Distribution Date.

(d)      On each Distribution Date, the Servicer shall instruct the Trust Collateral Agent (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date) to withdraw the Reserve Account Withdrawal Amount from the Reserve Account and deposit such amounts in the Collection Account to be included as Total Available Funds for that Distribution Date[; provided that amounts released from the Reserve Account shall only be used in the manner permitted under the Credit Risk Retention Rules, as determined solely by the Servicer].

(e)      Amounts properly transferred to the Certificate Distribution Account for payment to the Certificateholder[s] pursuant to this Agreement shall not be available to the Trust Collateral Agent or the Trust for the purpose of making deposits to the Reserve Account, or making payments to the Noteholders, nor shall the Certificateholder[s] be required to refund any amount properly received by them.

SECTION 5.9.    [Revolving Account].

(a)      [On each Distribution Date during the Revolving Period, the Trust Collateral Agent will deposit, on behalf of and at the written direction of the Seller, in the Revolving Account an amount equal to the Noteholders’ Principal Distributable Amount plus an amount necessary to build and or maintain the Required Revolving Pool Balance.

(b)      On each Subsequent Transfer Date, the Servicer shall instruct the Trust Collateral Agent in writing to withdraw from the Revolving Account an amount equal to the Principal Balance of the Subsequent Receivables transferred to the Issuer on such Subsequent Transfer Date and, upon satisfaction of the conditions set forth in this Agreement with respect to such transfer, to distribute such amount to or upon the order of the Seller.

(c)      On each Distribution Date, the Servicer will instruct the Trust Collateral Agent to transfer to the Collection Account, any amounts on deposit in the Revolving Account, after giving effect to all deposits to and distributions from the Revolving Account on such Distribution Date, in excess of the amounts required to purchase Subsequent Receivables to maintain the Required Revolving Pool Balance.

(d)      If funds remain on deposit in the Revolving Account on the date on which the Revolving Period ends the Servicer shall instruct the Trust Collateral Agent in writing to withdraw from the Revolving Account on the Mandatory Redemption Date the Revolving Account Amount and deposit an amount equal to the Note Prepayment Amount in the Note Distribution Account.]

SECTION 5.10.    Statements to Noteholders.

(a)      On or prior to each Distribution Date, the Trust Collateral Agent shall make available to each Noteholder of record a statement setting forth at least the following information as to the Notes solely to the extent such information has been received from the Servicer pursuant to Section 4.9:

(i)      the amount of such distribution allocable to principal of each Class of Notes;

(ii)      the amount of such distribution allocable to interest on or with respect to each Class of Notes;

(iii)      the required Reserve Account Withdrawal Amount or any excess released from the Reserve Account and included in Available Funds;

(iv)      the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(v)      the Outstanding Amount of each Class of the Notes and the Note Pool Factor for each such Class after giving effect to payments allocated to principal reported under (i) above;

(vi)      the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and/or due but unpaid with respect to such Collection Period or prior Collection Periods, as the case may be;

(vii)      the Noteholders’ Interest Carryover Amount and the Noteholders’ Principal Carryover Amount, if any, and the change in that amount from the preceding statement;

(viii)      the amount of the aggregate Realized Losses, if any, for the second preceding Collection Period; [and

(ix)      [for Distribution Dates during the [Revolving Period/Pre-Funding Period], the [Revolving Account Amount/Prefunding Account Amount and the amount remaining in the Capitalized Interest Account, if any] and the aggregate Principal Balance of Subsequent Receivables purchased by the Issuer on such Distribution Date; and]

(x)      the aggregate Purchase Amounts for Receivables, if any, that were repurchased by the Servicer or the Seller in such period.

(b)      The Trust Collateral Agent will make available each month to each Noteholder the statements referred to in Section 5.9(a) above (and certain other documents, reports and information regarding the Receivables provided by the Servicer from time to time) via the Trust Collateral Agent’s internet website, with the use of a password provided by the Trust Collateral Agent. The Trust Collateral Agent’s internet website will be located at www.                    .com or at such other address as the Trust Collateral Agent shall notify the Noteholders from time to time. For assistance with regard to this service, Noteholders can call the Trust Collateral Agent’s technical assistance center at (    )             -            . The Trust Collateral Agent shall have the right to change the way the statements referred to in Section 5.9(a) above are distributed in order to make such distribution more convenient and/or more accessible to the parties entitled to receive such statements so long as such statements are only provided to the then current Noteholders. The Trust Collateral Agent shall provide notification of any such change to all parties entitled to receive such statements in the manner described in Section 12.3, Section 11.4 of the Indenture or Section 11.5 of the Indenture, as appropriate.

SECTION 5.11.    [Calculation Agent; SOFR Determination]. [Appointment. The Issuer agrees that for so long as the Class [A-2-B] Notes are Outstanding, there will be an agent appointed to calculate SOFR for each Interest Period (the “Calculation Agent”). The Issuer appoints the [Trustee] as Calculation Agent only for the purposes of determining SOFR for each Interest Period and the [Trustee] accepts the appointment. The Calculation Agent may be removed by the Issuer at any time. If the Calculation Agent is unable or unwilling to act as Calculation Agent or is removed by the Issuer, the Issuer will promptly appoint as a replacement Calculation Agent a leading bank engaged in transactions in Eurodollar deposits in the international Eurodollar market and not an Affiliate of the Issuer or its Affiliates. The Calculation Agent may not resign without a replacement having been duly appointed.]

(b)      [SOFR Determination. On each SOFR Determination Date, the Calculation Agent will notify the Servicer and the Issuer by e-mail of SOFR for the related Interest Period. All determinations of SOFR by the Calculation Agent or the Issuer, as applicable, in the absence of manifest error, will be conclusive and binding on the Noteholders.]

SECTION 5.12.    [Pre-Funding Account].

(a)      [On the Closing Date, the Trust Collateral Agent will deposit, on behalf of and at the written direction of the Seller, in the Pre-Funding Account $         from the proceeds of the sale of the Notes.

(b)      On each Subsequent Transfer Date, the Servicer shall instruct the Trust Collateral Agent in writing to withdraw from the Pre-Funding Account an amount equal to     % of the Principal Balance of the Subsequent Receivables transferred to the Issuer on such Subsequent Transfer Date.

(c)      If the Pre-Funded Amount has not been reduced to zero on the date on which the Funding Period ends after giving effect to any reductions in the Pre-Funded Amount on such date, the Servicer shall instruct the Trust Collateral Agent in writing to withdraw from the Pre-Funding Account on the Mandatory Redemption Date the remaining Pre-Funded Amount (exclusive of any Pre-Funding Earnings, which shall be deposited into the Collection Account pursuant to Section 5.1(c)) (the “Prepayment Amount”) and deposit such amount in the Note Distribution Account.]

SECTION 5.13.    [Advances].

(a)      [If, as of the end of any Collection Period, the payments received during such Collection Period by or on behalf of an Obligor in respect of a Receivable (other than a Purchased Receivable) shall be less than the related monthly payment, whether as a result of any extension granted to the Obligor or otherwise, then, at the option of the Servicer, an Advance may be deposited by the Servicer into the Collection Account on or prior to the related Distribution Date. If such calculation in respect of a Receivable results in a negative number, an amount equal to such negative amount shall be paid to the Servicer in reimbursement of any outstanding Advances. In addition, in the event that a Receivable becomes a Delinquent Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current Collection Period) shall, up to the amount of outstanding Advances, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of such outstanding Advances. No Advances will be made with respect to the Principal Balance of Receivables. The Servicer shall not be required to make an Advance to the extent that the Servicer, in its sole discretion, shall determine that such Advance is likely to become a Nonrecoverable Advance.

(b)      Notwithstanding the provisions of [Section 5.13(a)], the Servicer shall be entitled to reimbursement for an outstanding Advance made in respect of a Receivable, without interest, from the following sources with respect to such Receivable: (i) subsequent payments made by or on behalf of the related Obligor, (ii) Net Liquidation Proceeds and recoveries and (iii) the Purchase Amount. If the Servicer determines that it has made a Nonrecoverable Advance, the Servicer shall reimburse itself, without interest, from unrelated amounts received by the Servicer on or in respect of the Receivables (including Net Liquidation Proceeds and all amounts received by the Servicer in connection with the repossession and sale of a Financed Vehicle (whether or not the related Receivable has been classified as a Delinquent Receivable)) to the extent it shall, concurrently with the withholding of any such amounts from deposit in or credit to the Collection Account, furnish to the Trustee an Officer’s Certificate of the Servicer setting forth the basis for the Servicer’s determination, the amount of, and Receivable with respect to which, such Nonrecoverable Advance was made and the installment or installments or other proceeds respecting which such reimbursement has been taken.]

ARTICLE VI

[Reserved]

ARTICLE VII

The Seller

SECTION 7.1.    Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables and on which the Trustee and the Trust Collateral Agent may rely. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date [in the case of the Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables,], and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

(a)      Schedules of Representations. The representations and warranties set forth on the Schedules of Representations attached hereto as Schedule B-1 and Schedule B-2 are true and correct.

(b)      Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

(c)      Due Qualification. The Seller is duly qualified to do business as a foreign corporation, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller’s ability to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform Seller’s obligations hereunder and under the Basic Documents to which the Seller is a party.

(d)      Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the Basic Documents to which the Seller is a party and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the

Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller’s Basic Documents have been duly authorized by the Seller by all necessary corporate action.

(e)      Valid Sale, Binding Obligations. This Agreement [and the related Subsequent Transfer Agreement] effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Basic Documents to which the Seller is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f)      No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents to which the Seller is a party and the fulfillment of the terms of this Agreement and the Basic Documents to which the Seller is a party shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement [and the related Subsequent Transfer Agreement], or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

(g)      No Proceedings. There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement or any of the Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (iv) seeking to adversely affect the federal income tax or other federal, State or local tax attributes of the Notes.

(h)      Solvency. The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Receivables, nor does the Seller anticipate any pending insolvency.

(i)      No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement [or any Subsequent Transfer Agreement] which has not already been obtained.

(j)      True Sale. The Receivables are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code, as the same may be amended from time to time.

(k)      Ordinary Course of Business. The transactions contemplated by this Agreement and the Basic Documents to which the Seller is a party are in the ordinary course of the Seller’s business.

(l)      Chief Executive Office and Principal Place of Business. The chief executive office and principal place of business of the Seller is at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102.

(m)      Investment Company Act. Neither the Seller nor the Issuer is an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act.

SECTION 7.2.    Corporate Existence.

(a)      During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, [any Subsequent Transfer Agreement,] the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

(b)      During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

(i)      the Seller shall maintain corporate records and books of account separate from those of its Affiliates;

(ii)      except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its Affiliates;

(iii)      the Seller shall hold such appropriate meetings of its board of directors, or adopt resolutions pursuant to a unanimous written consent of the board of directors, as are necessary to authorize all the Seller’s corporate actions required by law to be authorized by the board of directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

(iv)      the Seller shall at all times hold itself out to the public under the Seller’s own name as a legal entity separate and distinct from its Affiliates;

(v)      all transactions and dealings between the Seller and its Affiliates will be conducted on an arm’s-length basis; and

(vi)      the Seller shall pay from its assets all obligations and Indebtedness of any kind incurred by the Seller; provided, that a stockholder may pay fees and expenses of the Seller.

SECTION 7.3.    Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(a)      The Seller shall indemnify, defend and hold harmless the Owner Trustee, the Issuer, the Trustee and the Trust Collateral Agent and their respective officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions or activities contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee, the Trust Collateral Agent and the Trustee and except any taxes to which the Owner Trustee, the Trust Collateral Agent or the Trustee may otherwise be subject to, without regard to the transactions contemplated hereby), including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

(b)      The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trustee and the Trust Collateral Agent and the officers, directors, employees and agents thereof and the Noteholders from and against any loss, liability or expense incurred by reason of (i) the Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller’s or the Issuer’s violation of federal or State securities laws in connection with the offering and sale of the Notes.

(c)      The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, Trustee and the Trust Collateral Agent and the officers, directors, employees and agents thereof from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misconduct, bad faith or negligence (except for errors in judgment) of the Owner Trustee, Trustee or the Trust Collateral Agent, respectively.

Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Trustee or the Trust Collateral Agent and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation (including fees and expenses incurred in connection with any action or suit brought to enforce any indemnification or other obligation under the Basic Documents). If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

SECTION 7.4.    Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1(a) shall have been breached and no Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have happened and be continuing, (ii) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent and the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent and the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trust Collateral Agent, the Issuer and the Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

SECTION 7.5.    Limitation on Liability of Servicer, Seller and Others. The Servicer, the Seller and any of its respective directors or officers or employees or agents of the Servicer or the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. Neither the Servicer nor the Seller shall be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

SECTION 7.6.    Ownership of the Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Certificates so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates; provided, however, that any Notes or Certificates owned by the Seller or any Affiliate thereof, during the time such Notes or Certificates are owned by them, shall be without voting rights for any purpose set forth in the Basic Documents. The Seller shall notify the

Owner Trustee, the Trustee and the Trust Collateral Agent with respect to any other transfer of any Certificate.

ARTICLE VIII

The Servicer

SECTION 8.1.      Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date [in the case of the Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables], and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

(a)      Representations and Warranties. The representations and warranties set forth in Schedule B-1 and Schedule B-2 are true and correct, provided that such representations and warranties contained therein and herein shall not apply to any entity other than AmeriCredit;

(b)      Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

(c)      Due Qualification. The Servicer is duly qualified to do business as a foreign corporation, is in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

(d)      Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the Basic Documents to which the Servicer is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer’s Basic Documents have been duly authorized by the Servicer by all necessary corporate action;

(e)      Binding Obligation. This Agreement and the Basic Documents to which the Servicer is a party shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(f)      No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents to which the Servicer is a party, and the fulfillment of the terms of this Agreement and the Basic Documents to which the Servicer is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

(g)      No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (D) seeking to adversely affect the federal income tax or other federal, State or local tax attributes of the Notes;

(h)      No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

(i)      Chief Executive Office and Principal Place of Business. The chief executive office and principal place of business of the Servicer is located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102.

(j)      Office of Foreign Assets Control. The Servicer covenants and represents that (A) neither it nor any of its Affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. government, (including, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively, “Sanctions”) and (B) neither it nor any of its Affiliates, subsidiaries, directors or officers will use any payments made pursuant to this Agreement, (i) to fund or facilitate any activities of or do business with any Person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or do business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any Person.

SECTION 8.2.      Liability of Servicer; Indemnities.

(a)      The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

(b)      The Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, their respective officers, directors, agents and employees, and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle.

(c)      The Servicer (when the Servicer is AmeriCredit) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, their respective officers, directors, agents and employees and the Noteholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions or activities contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same.

(d)      The Servicer (when the Servicer is not AmeriCredit) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, their respective officers, directors, agents and employees and the Noteholders from and against any taxes with respect to the sale of Receivables in connection with servicing hereunder that may at any time be asserted against any of such parties with respect to the transactions or activities contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same.

(e)      The Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Trustee, the Owner Trustee, the Trust Collateral Agent or the Noteholders by reason of the breach of this Agreement by the Servicer, the negligence, misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

(f)      AmeriCredit shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, their respective officers, directors, agents and employees and the Noteholders from and against any loss, liability or expense incurred by reason of the violation by Servicer or Seller of federal or State securities laws in connection with the registration or the sale of the Notes. This Section shall survive the termination of this Agreement, or the earlier removal or resignation of the Trustee or the Trust Collateral Agent.

(g)      AmeriCredit shall indemnify the Trustee, the Owner Trustee, the Trust Collateral Agent and the respective officers, directors, agents and employees thereof against any and all loss,

liability or expense, (including attorneys’ fees and expenses) incurred by each of them in connection with the acceptance or administration of the Trust and the performance of their duties under the Basic Documents other than if such loss, liability or expense was incurred by the Trustee, the Owner Trustee or the Trust Collateral Agent as a result of any such entity’s willful misconduct, bad faith or negligence (except for errors in judgement).

(h)      Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation (including fees and expenses incurred in connection with any action or suit brought to enforce any indemnification or other obligation under the Basic Documents). If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

(i)      When the Trustee or the Trust Collateral Agent incurs expenses after the occurrence of a Servicer Termination Event specified in Section 9.1(c) with respect to the Servicer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or similar law.

SECTION 8.3.      Merger or Consolidation of, or Assumption of the Obligations of the Servicer.

AmeriCredit shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to AmeriCredit’s business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of AmeriCredit contained in this Agreement and shall be acceptable to the Majority Noteholders, and shall be an eligible servicer. Any corporation (a) into which AmeriCredit may be merged or consolidated, (b) resulting from any merger or consolidation to which AmeriCredit shall be a party, (c) which acquires by conveyance, transfer, or lease substantially all of the assets of AmeriCredit, or (d) succeeding to the business of AmeriCredit, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of AmeriCredit under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to AmeriCredit under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release AmeriCredit from any obligation. AmeriCredit shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Trust Collateral Agent, the Noteholders and each Rating Agency. Notwithstanding the foregoing, AmeriCredit shall not merge or consolidate with any other Person or permit any other Person to become a successor to AmeriCredit’s business, unless (x) immediately after giving effect to such transaction, no covenant made pursuant to Section 4.6 shall have been breached (for purposes hereof, such covenants shall speak as of the date of the consummation of such transaction), (y) AmeriCredit shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Rating Agencies an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) AmeriCredit shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Rating Agencies an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

SECTION 8.4.      Limitation on Liability of Servicer and Others.

Neither AmeriCredit nor any of the directors or officers or employees or agents of AmeriCredit shall be under any liability to the Trust or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect AmeriCredit or any such Person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties; provided, further, that if this provision shall not affect any liability to indemnify the Trust Collateral Agent, the Trustee and the Owner Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Trust Collateral Agent, the Trustee and the Owner Trustee, in their individual capacities. AmeriCredit and any director, officer, employee or agent of AmeriCredit may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

SECTION 8.5.      Delegation of Duties. The Servicer may delegate duties under this Agreement and the other Basic Documents to which it is a party to an Affiliate of the Servicer without first obtaining the consent of any Person. The Servicer also may at any time perform specific duties through sub-contractors in accordance with the Servicing Policies and Procedures. No delegation or sub-contracting by the Servicer of its duties herein in the manner described in this Section 8.5 shall relieve the Servicer of its responsibility with respect to such duties.

SECTION 8.6.      Servicer Not to Resign. Subject to the provisions of Section 8.3, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer if the Majority Noteholders do not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trust Collateral Agent and the Owner Trustee. No resignation of the Servicer shall become effective until an entity acceptable to the Majority Noteholders shall have assumed the responsibilities and obligations of the Servicer.

ARTICLE IX

Default

SECTION 9.1.      Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a “Servicer Termination Event”:

(a)      Any failure by the Servicer to deliver to the Trust Collateral Agent for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of [two (2)] Business Days ([one] Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Trust Collateral Agent (at the written direction of the Majority Noteholders) or after actual knowledge of such failure by a Responsible Officer of the Servicer;

(b)      Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of Noteholders, and (ii) continues unremedied for a period of [thirty (30)] days after actual knowledge thereof by a Responsible Officer of the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trust Collateral Agent (at the written direction of the Majority Noteholders);

(c)      An Insolvency Event with respect to the Servicer; or

(d)      Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust or the Noteholders and, within [thirty (30)] days after knowledge thereof by the Servicer or after written notice thereof shall have been given to the Servicer by the Trust Collateral Agent, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured.

SECTION 9.2.      Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Trust Collateral Agent may, or at the written direction of the Majority Noteholders shall, by notice given in writing to the Servicer (and to the Trust Collateral Agent if given by the Noteholders) terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Certificate or the Other Conveyed Property or otherwise, shall pass to, be vested in and become obligations and responsibilities of the successor Servicer appointed by the Majority Noteholders; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third-party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Trust as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables and the Other Conveyed Property. The terminated Servicer shall grant the Trust Collateral Agent, the successor Servicer and the Majority Noteholders reasonable access to the terminated Servicer’s premises at the terminated Servicer’s expense.

SECTION 9.3.      Appointment of Successor.

(a)      On and after the time the Servicer receives a notice of termination pursuant to Section 9.2 or upon the resignation of the Servicer pursuant to Section 8.6, the Controlling Party may, or at the written direction of the Majority Noteholders shall, appoint an eligible servicer as successor Servicer or may petition a court of competent jurisdiction to appoint a Person that it determines is competent to perform the duties of the Servicer hereunder as successor Servicer. Pending appointment pursuant to the preceding sentence, the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Any successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Trust Collateral Agent and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 9.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer. If no Person has accepted its appointment as successor Servicer when the predecessor Servicer ceases to act as Servicer in accordance with Section 9.2 or Section 8.6, the Trust Collateral Agent or other eligible successor servicer appointed by the Trust Collateral Agent and who has accepted such appointment, will, without further action, be automatically appointed the successor Servicer. Notwithstanding the above, if the Trust Collateral Agent is unwilling or legally unable to act as successor Servicer, it may appoint, or petition a court of competent jurisdiction to appoint, an institution whose business includes the servicing of motor vehicle receivables, as successor Servicer. All reasonable costs and expenses incurred in connection with transferring the servicing of the Receivables to the successor Servicer and amending this agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. The Trust Collateral Agent will be released from its duties and obligations as successor Servicer on the date that a new servicer agrees to appointment as successor Servicer hereunder.

(b)    Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder or such additional compensation as the Majority Noteholders and such successor Servicer may agree on.

SECTION 9.4.    Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer, the Trust Collateral Agent shall give prompt written notice thereof to each Noteholder[, the Hedge Provider] and to the Seller (who shall promptly deliver such notice to the Rating Agencies).

SECTION 9.5.    Waiver of Past Defaults. The Majority Noteholders may, on behalf of all Noteholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Basic Documents. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

SECTION 9.6.    [Repayment of Advances]. [If the identity of the Servicer shall change, the outgoing Servicer shall be entitled to receive reimbursement for outstanding and unreimbursed Advances made pursuant to [Section 5.13] by the outgoing Servicer.]

ARTICLE X

Termination

SECTION 10.1.      Optional Purchase of All Receivables.

(a)      Subject to Section 10.1(a) of the Indenture, on the last day of any Collection Period as of which the Pool Balance shall be less than or equal to 10% of the Original Pool Balance, the Servicer and the Seller each shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts; provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal, and interest then due and payable on the Notes [and all amounts due and payable to the Hedge Provider]. To exercise such option, the Servicer or the Seller, as the case may be, shall deposit pursuant to Section 5.6 in the Collection Account an amount equal to the greater of (i) the amount necessary to pay the full amount of principal and interest then due and payable on the Notes [and all amounts due and payable to the Hedge Provider] and (ii) the aggregate Purchase Amount for the Receivables (including Liquidated Receivables), plus the appraised value of any other property held by the Trust, (such value to be determined by the Servicer, or if the Trust Collateral Agent has received written notice that there is a material error in the Servicer’s calculation, by an appraiser mutually agreed upon by the Servicer and the Trust Collateral Agent), and shall succeed to all interests in and to the Trust.

(b)      Upon any sale of the assets of the Trust pursuant to Section 8.1 of the Trust Agreement, the Servicer shall instruct the Trust Collateral Agent to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the “Insolvency Proceeds”) in the Collection Account.

(c)      Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Trustee, the Trust Collateral Agent and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

(d)      Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholder[s] will succeed to the rights of the Noteholders hereunder and the Certificateholder[s] will succeed to the rights of, and assume the obligations of, the Trust Collateral Agent pursuant to this Agreement.

ARTICLE XI

Administrative Duties of the Servicer

SECTION 11.1.      Administrative Duties.

(a)    Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 5.1, 5.4, 6.9, 7.3, 8.2, 9.2, 9.3, 11.1 and 11.15 of the Indenture.

(b)      Duties with Respect to the Issuer.

(i)      In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare, file or deliver on behalf of the Issuer or the Owner Trustee or shall cause the preparation, filing or delivery by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under State and federal tax and securities laws (including any filings required pursuant to the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated thereunder), and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer. The Servicer shall monitor the activities of the Issuer to ensure the Issuer’s compliance with Section 4.6 of the Trust Agreement and shall take all action necessary to ensure that the Issuer is operated in accordance with the provisions of such section.

(ii)      Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Trust Collateral Agent in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Holder (as defined in the Trust Agreement) as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Trust Collateral Agent pursuant to such provision.

(iii)      Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer in accordance with Section 10.11 of the Trust Agreement with respect to, among other things, tax reporting and returns, accounting and reports to Holders (as defined in the Trust Agreement); provided, however, that once prepared by the Servicer, the Owner Trustee shall retain responsibility for the distribution of any necessary Schedule K-1s, as applicable, to enable [the]/[each] Certificateholder[s] to prepare its federal and State income tax returns.

(iv)      The Servicer shall perform the duties of the Servicer specified in Section 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, the duties of the Servicer specified in Section 10.11 of the Trust Agreement, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

(v)      In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer’s opinion, no less favorable to the Issuer in any material respect.

(c)      Tax Matters. The Servicer shall prepare and file, on behalf of the Seller, all tax returns, tax elections, financial statements and such annual or other reports attributable to the activities engaged in by the Issuer as are necessary for preparation of tax reports, including without limitation Form 1099. All tax returns will be signed by the Seller or the Servicer.

(d)      Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Trustee of the proposed action and the Owner Trustee (acting at the direction of the Certificateholder[s]) and, with respect to items (i), (ii), (iii) and (iv) below, the Trustee shall not have withheld consent. For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(i)      the amendment of or any supplement to the Indenture;

(ii)      the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

(iii)      the amendment, change or modification of this Agreement or any of the Basic Documents;

(iv)      the appointment of successor Note Registrars, successor Note Paying Agents and successor Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, the Note Paying Agent or the Trustee of its obligations under the Indenture; and

(v)      the removal of the Trustee or the Trust Collateral Agent.

(e)      Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (i) make any payments to the Noteholders or the Certificateholder[s] under the Basic Documents, (ii) sell the Trust Property pursuant to Section 5.5 of the Indenture, (iii) take any other action that the Issuer directs the Servicer not to take on its behalf or (iv) in connection with its duties hereunder assume any indemnification obligation of any other Person.

(f)      No successor Servicer shall be responsible for any obligations or duties of the Servicer under this Section 11.1. Notwithstanding the foregoing or any other provision of this Agreement, AmeriCredit shall continue to perform the obligations of the Servicer under this Section 11.1.

SECTION 11.2.    Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

SECTION 11.3.    Additional Information to be Furnished to the Issuer. The Servicer shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

SECTION 11.4.    Review Reports. Upon the request of any Noteholder to the Servicer for a copy of any Review Report (as defined in the Asset Representations Review Agreement), the Servicer shall promptly provide a copy of such Review Report to such Noteholder; provided, that if the requesting Noteholder is not a Noteholder of record, such Noteholder must provide the Servicer with a written certification stating that it is a beneficial owner of a Note, together with supporting documentation supporting that statement (which may include, but is not limited to, a trade confirmation, an account statement or a letter from a broker or dealer verifying ownership) before the Servicer delivers such Review Report to such Noteholder; provided, further, that if such if Review Report contains personally identifiable information regarding Obligors, then the Servicer may condition its delivery of that portion of the Review Report to the requesting Noteholder on such Noteholder’s delivery to the Servicer of an agreement acknowledging that such Noteholder may use such information only for the limited purpose of assessing the nature of the related breaches of representations and warranties and may not use that information for any other purpose.

ARTICLE XII

Miscellaneous Provisions

SECTION 12.1.    Amendment.

(a)      This Agreement may be amended from time to time by the parties hereto, with the consent of the Trustee (which consent may not be unreasonably withheld) [and with the written consent of the Hedge Provider (unless such amendment could not reasonably be expected to have a material adverse effect on the Hedge Provider)], but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to Owner Trustee and the Trustee, adversely affect in any material respect the interests of any Noteholder.

(b)      This Agreement may also be amended from time to time by the parties hereto, with the consent of the Trustee, [and with the written consent of the Hedge Provider (unless such amendment could not reasonably be expected to have a material adverse effect on the Hedge Provider)] and with the consent of the Majority Noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the outstanding principal amount of the Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes of each class affected thereby.

Promptly after the execution of any such amendment or consent, the Trust Collateral Agent shall furnish written notification of the substance of such amendment or consent to each Noteholder and the Seller (who shall deliver such notification to the Rating Agencies [and the Hedge Provider]).

It shall not be necessary for the consent of the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders shall be subject to such reasonable requirements as the Trustee or the Issuer, as applicable, may prescribe.

(c)      Prior to the execution of any amendment to this Agreement, the Owner Trustee, the Trustee and the Trust Collateral Agent shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and, with respect to any amendment to this Agreement pursuant to Section 12.1(b), the Opinion of Counsel referred to in Section 12.2(h)(i) has been delivered. The Owner Trustee, the Trust Collateral Agent and the Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer’s, the Owner Trustee’s, the Trust Collateral Agent’s or the Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

(d)      [Notwithstanding subsections (a) and (b) of this Section 12.1, this Agreement may only be amended by the Seller and the Servicer if (i) (A) the Majority Certificateholders, consent to such amendment or (B) such amendment shall not, as evidenced by an Officer’s Certificate of the Seller or the Servicer or an Opinion of Counsel delivered to the Trust Collateral Agent, the Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders and (ii) an Opinion of Counsel is delivered to the Trust Collateral Agent, the Trustee and the Owner Trustee providing that such amendment will not result in or cause the Issuer (or any part thereof) to be classified, for United States federal income tax purposes, as an association (or a publicly traded partnership) taxable as a corporation or as other than a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code.]

SECTION 12.2.    Protection of Title to Trust.

(a)      The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Trust Collateral Agent in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Trust Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)      Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-506 of the UCC, unless it shall have given the Owner Trustee, the Trust Collateral Agent and the Trustee at least five (5) days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Seller or the Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Trust Collateral Agent, stating either (i) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to preserve and protect such interest.

(c)      Each of the Seller and the Servicer shall have an obligation to give the Owner Trustee, the Trust Collateral Agent and the Trustee at least sixty (60) days’ prior written notice of any relocation of its principal executive office or jurisdiction of organization if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain (i) each office from which it shall service Receivables within the United States of America or Canada, and (ii) its principal executive office within the United States of America.

(d)      The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e)      The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have been paid in full or repurchased or sold pursuant to this Agreement.

(f)      If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

(g)      Upon request, the Servicer shall furnish to the Owner Trustee or to the Trustee, within five (5) Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Trust.

(h)      The Servicer shall deliver to the Owner Trustee and the Trustee:

(i)      promptly after the execution and delivery of the Agreement and, if required pursuant to Section 12.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

(ii)      within one hundred twenty (120) days after the beginning of each calendar year, beginning with the first calendar year beginning more than six (6) months after the Closing Date, an Opinion of Counsel, dated as of a date during such 120-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

SECTION 12.3.    Notices.

(a)      All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Trustee or the Rating Agencies (upon whom any demands, notices or communications shall be provided only by the Seller or the Servicer) under this Agreement shall be in writing, personally delivered, electronically delivered, mailed by certified mail, return receipt requested, federal express or similar overnight courier service, and shall be deemed to have been duly given upon receipt (i) in the case of the Seller, to AFS SenSub Corp., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, Attention: Chief Financial Officer, (ii) in the case of the Servicer, to AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, Attention: Chief Financial Officer, (iii) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, (iv) in the case of the Trustee or the Trust Collateral Agent, to the applicable Corporate Trust Office of the Trustee and the Trust Collateral, (v) in the case of [                    , to                     ]; (vi) in the case of [                    , via electronic delivery to                     ; for any information not available in electronic format, hard copies should be sent to                     ]; and (vii) in the case of [                    , to                     ]. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice. Where this Agreement provides for notice or delivery of documents to the Rating Agencies, failure to give such notice or deliver such documents shall not affect any other rights or obligations created hereunder.

(b)    If AmeriCredit is no longer the Servicer, any successor Servicer shall provide any required Rating Agency notices to the Seller, who shall promptly provide such notice to the Rating Agencies.

SECTION 12.4.    Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.4 and 8.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Trust Collateral Agent, the Trustee and the Majority Noteholders.

SECTION 12.5.    Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto, the Trustee, the Owner Trustee[, the Hedge Provider] and the Noteholders, as third-party beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. [The Hedge Provider shall be a third-party beneficiary to the provisions of this Agreement.]

SECTION 12.6.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12.7.    Counterparts and Consent to Do Business Electronically. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but together they shall constitute one and the same instrument. Facsimile and .pdf signatures shall be deemed valid and binding to the same extent as the original and the parties affirmatively consent to the use thereof, with no such consent having been withdrawn. Each party agrees that this Agreement and any documents to be delivered in connection with this Agreement may be executed by means of an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, State enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable. Any electronic signatures appearing on this Agreement and such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

SECTION 12.8.    Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 12.9.    Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE, GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 12.10.    Assignment to Trust Collateral Agent. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trust Collateral Agent pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables listed in Schedule A hereto and/or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Trust Collateral Agent.

SECTION 12.11.    Nonpetition Covenants.

(a)      Notwithstanding any prior termination of this Agreement, none of the Servicer, the Seller and the Trust Collateral Agent shall, prior to the date which is one (1) year and one (1) day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(b)      Notwithstanding any prior termination of this Agreement, neither the Servicer nor the Trust Collateral Agent shall, prior to the date that is one (1) year and one (1) day after the termination of this Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or State bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

SECTION 12.12.    Limitation of Liability of Owner Trustee and Trust Collateral Agent

(a)      It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by [Owner Trustee], not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by [Owner Trustee] but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on [Owner Trustee], individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) [Owner Trustee] has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Agreement and (v) under no circumstances shall [Owner Trustee] be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

(b)      Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by [Trust Collateral Agent], not in its individual capacity but solely as Trust Collateral Agent and in no event shall [Trust Collateral Agent], have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

(c)      In no event shall [Trust Collateral Agent], in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust

Act, common law, or the Trust Agreement or of the Servicer hereunder (unless it is acting as successor Servicer hereunder or is recording, registering, filing, re-recording, re-filing, or re-registering any financing statement, continuation statement or other instrument required by the Trust Collateral Agent pursuant to Section 3.5 of the Indenture or is taking any action to perfect or re-perfect the security interests in the Financed Vehicles pursuant to Section 4.5(b)).

(d)      The Trustee and the Trust Collateral Agent have the same rights, protections and immunities hereunder as they have under the Indenture as if such rights, protections and immunities were expressly set forth herein mutatis mutandis.

SECTION 12.13.    Trust Collateral Agent to Report Repurchase Demands due to Breaches of Representations and Warranties. The Trust Collateral Agent will (a) notify the Servicer, AmeriCredit and the Seller, as soon as practicable and in any event within five (5) Business Days and in the manner set forth for providing notices hereunder, of all demands or requests communicated (in writing or orally) to the Trustee or the Trust Collateral Agent for the repurchase of any Receivable pursuant to Section 5.1 of the Purchase Agreement or Section 3.2, (b) promptly upon request by the Servicer, AmeriCredit or the Seller, provide to them any other information reasonably requested to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act and Items 1104(e) and 1121(c) of Regulation AB, and (c) if requested by the Servicer, AmeriCredit or the Seller, provide a written certification no later than fifteen (15) days following any calendar quarter or calendar year that                      has not received any repurchase demands for such period, or if repurchase demands have been received during such period, that the Trust Collateral Agent has provided all the information reasonably requested under clause (b) above with respect to such demands. In no event will the Trust Collateral Agent or the Issuer have any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB.

SECTION 12.14.    Independence of the Servicer. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Trust Collateral Agent, the Trustee or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement or any Basic Document, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

SECTION 12.15.    No Joint Venture. Nothing contained in this Agreement (a) shall constitute the Servicer and any of the Issuer, the Trustee, the Trust Collateral Agent or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on any of them or (c) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

SECTION 12.16.    [Replacement Hedge Agreement]. [If the Hedge Agreement is terminated, the Issuer shall enter into a replacement Hedge Agreement with a replacement Hedge Provider in form and substance satisfactory to the Servicer and subject to satisfaction of the Rating Agency Condition. In order to pay any upfront amounts that are required to be paid to a replacement Hedge Provider in order to procure a replacement Hedge Agreement, amounts may be withdrawn first, from the Hedge Termination Account and second, if amounts in the Hedge Termination Account are insufficient to fund such payments, from the Collection Account.]

SECTION 12.17.    State Business Licenses . The Servicer or the Certificateholder[s] shall prepare and instruct the Trust to file each State business license (and any renewal thereof) required to be filed under applicable State law without further consent or instruction from the Controlling Party, including a Sales Finance Company Application (and any renewal thereof) with the Pennsylvania Department of Banking, Licensing Division, and a Financial Regulation Application (and any renewal thereof) with the Maryland Department of Labor, Licensing and Regulation.

SECTION 12.18.    Regulation RR Risk Retention . AmeriCredit, as Sponsor, and the Depositor agree that (a) AmeriCredit will cause the Depositor to, and the Depositor will, retain [the “eligible horizontal residual interest”/“eligible vertical interest” (the “Retained Interest”) (as defined in the Credit Risk Retention Rules) on the Closing Date] [and will only use the funds on deposit in the Reserve Account as permitted by the Credit Risk Retention Rules] and (b) AmeriCredit will not permit the Depositor to, and the Depositor will not, sell, transfer, finance or hedge the Retained Interest except as permitted by the Credit Risk Retention Rules].

SECTION 12.19.    Submission to Jurisdiction, Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a)      submits for itself and its property in any legal action relating to this Agreement, the Basic Documents or any other documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)      consents that any such action may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and

(c)      waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Basic Documents or the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 20 -

By: [OWNER TRUSTEE], not in its individual capacity but solely as Owner Trustee on behalf of the Trust.

By:
Name:
Title:

AFS SENSUB CORP., as Seller,

By:
Name:
Title:

AMERICREDIT FINANCIAL SERVICES, INC., as Servicer,

By:
Name:
Title:

[Sale and Servicing Agreement]

[TRUST COLLATERAL AGENT], not in its individual capacity but solely as Trust Collateral Agent

By:
Name:
Title:

[Sale and Servicing Agreement]

SCHEDULE A

SCHEDULE OF RECEIVABLES

[On file with AmeriCredit, the Trustee and Katten Muchin Rosenman LLP]

SCH-A-1

SCHEDULE B-1

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SERVICER

REGARDING THE RECEIVABLES

1.        Characteristics of Receivables. Each Receivable (A) was originated (i) by AmeriCredit or (ii) by a Dealer and purchased by AmeriCredit from such Dealer under an existing Dealer Agreement or pursuant to a Dealer Assignment with AmeriCredit and was validly assigned by such Dealer to AmeriCredit pursuant to a Dealer Assignment, (B) was originated by AmeriCredit or such Dealer for the retail sale of a Financed Vehicle in the ordinary course of AmeriCredit’s or the Dealer’s business, in each case (i) was originated in accordance with AmeriCredit’s credit policies and (ii) was fully and properly executed by the parties thereto, and (iii) AmeriCredit and, to the best of the Seller’s and the Servicer’s knowledge, each Dealer had all necessary licenses and permits to originate Receivables in the State where AmeriCredit or each such Dealer was located, (C) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, and (D) has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File or the Servicer’s electronic records relating thereto.

2.        Compliance with Law. All requirements of applicable federal, State and local laws, and regulations thereunder (including, without limitation, usury laws, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z” (including amendments to the Federal Reserve’s Official Staff Commentary to Regulation Z, effective October 1, 1998, concerning negative equity loans), the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Servicemembers Civil Relief Act, each applicable State Motor Vehicle Retail Installment Sales Act, the Gramm-Leach-Bliley Act and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of the Receivables and the Financed Vehicles, have been complied with in all material respects.

3.        Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the [Initial] Cutoff Date [or Subsequent Cutoff Date, as applicable] of the Servicemembers Civil Relief Act, as amended; and, to the best of the Seller’s and the Servicer’s knowledge, all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

4.        Schedule of Receivables. The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all

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material respects as of the close of business on the [Initial] Cutoff Date [or Subsequent Cutoff Date, as applicable].

5.        Marking Records. Each of AmeriCredit and the Seller agree that the Receivables have been sold to the Trust pursuant to the Sale and Servicing Agreement and Granted to the Trust Collateral Agent pursuant to the Indenture. Further, AmeriCredit has indicated in its computer files that the Receivables are owned by the Trust.

6.        Chattel Paper. The Receivables constitute “tangible chattel paper” or “electronic chattel paper” within the meaning of the UCC.

7.        One Original. There is only one original executed copy (or with respect to “electronic chattel paper”, one authoritative copy) of each Contract. With respect to Contracts that are “electronic chattel paper”, each authoritative copy (a) is unique, identifiable and unalterable (other than with the participation of the Trust Collateral Agent in the case of an addition or amendment of an identified assignee and other than a revision that is readily identifiable as an authorized or unauthorized revision), (b) has been marked with a legend to the following effect: “Authoritative Copy” and (c) has been communicated to and is maintained by or on behalf of the Custodian.

8.        Not an Authoritative Copy. With respect to Contracts that are “electronic chattel paper”, the Servicer has marked all copies of each such Contract other than an authoritative copy with a legend to the following effect: “This is not an authoritative copy.”

9.        Revisions. With respect to Contracts that are “electronic chattel paper”, the related Receivables have been established in a manner such that (a) all copies or revisions that add or change an identified assignee of the authoritative copy of each such Contract must be made with the participation of the Trust Collateral Agent and (b) all revisions of the authoritative copy of each such Contract are readily identifiable as an authorized or unauthorized revision.

10.        Pledge or Assignment. With respect to Contracts that are “electronic chattel paper”, the authoritative copy of each Contract communicated to the Custodian has no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trust Collateral Agent.

11.        Receivable Files Complete. There exists a Receivable File pertaining to each Receivable. Related documentation concerning the Receivable, including any documentation regarding modifications of the Contract, will be maintained electronically by the Servicer in accordance with customary policies and procedures. With respect to any Receivables that are tangible chattel paper, the complete Receivable File for each Receivable currently is in the possession of the Custodian.

12.        Receivables in Force. No Receivable has been satisfied, or, to the best of the Seller’s and the Servicer’s knowledge, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File or the Servicer’s electronic records.

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13.        Good Title. Immediately prior to the conveyance of the Receivables to the Trust pursuant to this Agreement, the Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement by the Seller, the Trust shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. The Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables. No Dealer has a participation in, or other right to receive, proceeds of any Receivable.

14.        Security Interest in Financed Vehicle. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of AmeriCredit in the Financed Vehicle. The Lien Certificate for each Financed Vehicle shows, or AmeriCredit has commenced procedures that will result in such Lien Certificate which will show, AmeriCredit named (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction) as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. Immediately after the sale, transfer and assignment by the Seller to the Trust, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). To the best of the Seller’s and the Servicer’s knowledge, as of the [applicable] Cutoff Date, there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the Liens of the related Receivable.

15.        Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the owner thereof with respect to such Receivable.

16.        No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any Receivable, or the exercise of any right thereunder, will not render such Receivable unenforceable in whole or in part and no such right has been asserted or threatened with respect to any Receivable.

17.        No Default. There has been no default, breach, or, to the knowledge of the Seller and Servicer, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than thirty (30) days), and, to the best of the Seller’s and the Servicer’s knowledge, no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing.

18.        Insurance. At the time of an origination of a Receivable by AmeriCredit or a Dealer, each Financed Vehicle is required to be covered by a comprehensive and collision

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insurance policy, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so.

19.        Certain Characteristics of the Receivables.

(A) Each Receivable had a remaining maturity, as of the [applicable] Cutoff Date, of not less than three (3) months and not more than      (    ) months.

(B) Each Receivable had an original maturity, as of the [applicable] Cutoff Date, of not less than three (3) months and not more than      (    ) months.

(C) Each Receivable had a remaining Principal Balance, as of the [applicable] Cutoff Date, of at least $250 and not more than $        .

(D) Each Receivable had an Annual Percentage Rate, as of the [applicable] Cutoff Date, of at least 1% and not more than     %.

(E) No Receivable was more than thirty (30) days past due as of the [applicable] Cutoff Date.

(F) Each Receivable arose under a Contract that is governed by the laws of the United States or any State thereof.

(G) Each Obligor had a billing address in the United States or in a United Stated territory as of the date of origination of the related Receivable.

(H) Each Receivable is denominated in, and each Contract provides for payment in, United States dollars.

(I) Each Receivable arose under a Contract that is assignable without the consent of, or notice to, the Obligor thereunder, and does not contain a confidentiality provision that purports to restrict the ability of the Servicer to exercise its rights under the Sale and Servicing Agreement, including, without limitation, its right to review the Contract. Each Receivable prohibits the sale or transfer of the Financed Vehicle without the consent of the Servicer.

(J) Each Receivable arose under a Contract with respect to which AmeriCredit has performed all obligations required to be performed by it thereunder.

(K) No automobile related to a Receivable was held in repossession inventory as of the [applicable] Cutoff Date.

(L) The Servicer’s records do not indicate that any Obligor was in bankruptcy as of the [applicable] Cutoff Date.

(M) No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

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20.        Prepayment. Each Receivable allows for prepayment and partial prepayments without penalty.

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SCHEDULE B-2

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SERVICER

REGARDING THE POOL OF RECEIVABLES

1.      Adverse Selection. No selection procedures adverse to the Noteholders were utilized in selecting the Receivables from those receivables owned by the Seller which met the selection criteria set forth in clauses [(A) through (M) of paragraph 19] of Schedule B-1.

2.      All Filings Made. All filings (including, without limitation, UCC filings (including, without limitation, the filing by the Seller of all appropriate financing statements in the proper filing office in the State of Nevada under applicable law in order to perfect the security interest in the Receivables granted to the Trust hereunder)) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trust and the Trust Collateral Agent a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the Other Conveyed Property have been made, taken or performed.

3.      Consumer Leases. No Receivable in the pool constitutes a “consumer lease” under either (a) the UCC as in effect in the jurisdiction the law of which governs the Receivable or (b) the Consumer Leasing Act, 15 U.S.C. § 1667.

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EXHIBIT A

SERVICER’S CERTIFICATE

[EXHIBIT B]

[SUBSEQUENT TRANSFER AGREEMENT]

[Transfer No.                      of Subsequent Receivables, dated as of             , 20    , pursuant to a Sale and Servicing Agreement (the “Sale and Servicing Agreement”) dated as of             , 20    , among AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 20    -    , a Delaware statutory trust (the “Purchaser”), AFS SENSUB CORP., a Nevada corporation (the “Seller”), AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation (the “Servicer”), and [TRUST COLLATERAL AGENT], a [entity type], in its capacity as Trust Collateral Agent.

W I T N E S S E T H:

WHEREAS pursuant to the Sale and Servicing Agreement, the Seller wishes to convey the Subsequent Receivables to the Purchaser; and

WHEREAS, the Purchaser is willing to accept such conveyance subject to the terms and conditions hereof.

NOW, THEREFORE, the Seller and the Purchaser hereby agree as follows:

1.    Defined Terms. Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement unless otherwise defined herein.

“Subsequent Cutoff Date” shall mean, with respect to the Subsequent Receivables conveyed hereby,             , 20    .

“Subsequent Receivable” means any receivable listed on Schedule A hereto.

“Subsequent Transfer Date” shall mean, with respect to the Subsequent Receivables conveyed hereby,             , 20    .

2.    Schedule of Receivables. Attached hereto as Schedule A is a supplement to Schedule A to the Sale and Servicing Agreement listing the Receivables that constitute the Subsequent Receivables to be conveyed pursuant to this Agreement on the Subsequent Transfer Date.

3.    Conveyance of Subsequent Receivables. In consideration of the Purchaser’s delivery to, or upon the order of, the Seller of $        , the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as expressly provided in the Sale and Servicing Agreement), all right, title and interest of the Seller in and to:

a.    the Subsequent Receivables and all moneys received thereon, after the Subsequent Cutoff Date;

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b.    the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;

c.    any proceeds and the right to receive proceeds with respect to the Subsequent Receivables from claims and on any physical damage, credit life or disability insurance policies covering the related Financed Vehicles or Obligors and any proceeds from the liquidation of such Subsequent Receivables;

d.    any proceeds from a Dealer pursuant to a Dealer Agreement as a result of a breach of representation or warranty in the related Dealer Agreement;

e.    all rights under any Service Contracts on the related Financed Vehicles;

f.    the related Receivables Files;

g.    all of the Seller’s (i) Accounts, (ii) Chattel Paper, (iii) Documents, (iv) Instruments and (v) General Intangibles (as such terms are defined in the UCC) relating to the property described in (a) through (f); and

h.    all proceed and investments with respect to items (a) through (g).

The execution and delivery of this Agreement shall constitute an acknowledgment by the Seller and the Purchaser that they intend that the assignment and transfer herein contemplated constitute a sale and assignment outright, and not for security, of the Subsequent Receivables and the Subsequent Other Conveyed Property, conveying good title thereto free and clear of any Liens, from the Seller to the Purchaser, and that the Subsequent Receivables and the Subsequent Other Conveyed Property shall not be a part of the Seller’s estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to the Seller. In the event that such conveyance is determined to be made as security for a loan made by the Purchaser, the Issuer, the Noteholders or the Certificateholder[s] to the Seller, the parties hereto intend that the Seller shall have granted to the Purchaser a security interest in all of the Seller’s right, title and interest in and to the Subsequent Receivables and the Subsequent Other Conveyed Property conveyed pursuant to this Section 3, and that this Agreement shall constitute a security agreement under applicable law.

4.    Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser as of the date of this Agreement and as of the Subsequent Transfer Date that:

a.      Schedule of Representations. The representations and warranties relating to the Subsequent Receivables set forth on the Schedule of Representations attached as Schedule B-1 to the Sale and Servicing Agreement are true and correct.

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b.      Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Subsequent Receivables and the Subsequent Other Conveyed Property transferred to the Purchaser.

c.      Due Qualification. The Seller is duly qualified to do business as a foreign corporation, is in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

d.      Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms; the Seller has full power and authority to sell and assign the Subsequent Receivables and the Subsequent Other Conveyed Property to be sold and assigned to and deposited with the Purchaser hereunder and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller’s Related Documents have been duly authorized by the Seller by all necessary corporate action.

e.      Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Subsequent Receivables and the Subsequent Other Conveyed Property to the Purchaser, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Seller’s Related Documents, constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

f.      No Violation. The consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or bylaws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, the Sale & Servicing Agreement and the Indenture or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

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g.      No Proceedings. There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Subsequent Receivables and the Subsequent Other Conveyed Property hereunder.

h.      Chief Executive Office. The chief executive office of the Seller is at [801 Cherry Street, Suite 3500, Fort Worth, Texas 76102].

i.      Legal Name. The Seller’s exact legal name is, and at all times has been, the name indicated for it on the signature page below.

j.      Organization. The Seller is, and at all times has been, a corporation organized exclusively under the laws of Nevada.

k.      Principal Balance. The aggregate Principal Balance of the Subsequent Receivables transferred by the Seller listed on Schedule A attached hereto and conveyed to the Purchaser pursuant to this Agreement as of the Subsequent Cutoff Date is $            .

l.      Seller’s Intention. The Subsequent Receivables are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the United States Bankruptcy Code, as the same may be amended from time to time.

5.    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as of the date of this Agreement and as of the Subsequent Transfer Date that:

a.      Organization and Good Standing. Purchaser has been duly organized and is validly existing and in good standing as a statutory trust under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Subsequent Receivables and the Subsequent Other Conveyed Property, and to transfer the Subsequent Receivables and the Subsequent Other Conveyed Property to the Issuer pursuant to the Sale and Servicing Agreement.

b.      Due Qualification. Purchaser is duly qualified to do business as a foreign entity, is in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Purchaser’s ability to acquire the Subsequent Receivables or the Subsequent Other Conveyed Property, and to

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transfer the Subsequent Receivables and the Subsequent Other Conveyed Property to the Issuer pursuant to the Sale and Servicing Agreement, or the validity or enforceability of the Subsequent Receivables and the Subsequent Other Conveyed Property or to perform Purchaser’s obligations hereunder and under the Purchaser’s Related Documents.

c.    Power and Authority. Purchaser has the power, authority and legal right to execute and deliver this Agreement and to carry out the terms hereof and to acquire the Subsequent Receivables and the Subsequent Other Conveyed Property hereunder; and the execution, delivery and performance of this Agreement and all of the documents required pursuant hereto have been duly authorized by Purchaser by all necessary corporate action.

d.    No Consent Required. Purchaser is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made.

e.    Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

f.    No Violation. The execution, delivery and performance by Purchaser of this Agreement, the consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents do not and will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the certificate of incorporation or bylaws of Purchaser, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which Purchaser is a party or by which Purchaser is bound or to which any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the Sale and Servicing Agreement), or violate any law, order, rule or regulation, applicable to Purchaser or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Purchaser or any of its properties.

g.    No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of Purchaser, threatened against Purchaser, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Purchaser or its properties: (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Purchaser of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) that may adversely affect the federal or state income tax

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attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Subsequent Receivables and the Subsequent Other Conveyed Property hereunder or the transfer of the Subsequent Receivables and the Subsequent Other Conveyed Property to the Issuer pursuant to the Sale and Servicing Agreement.

In the event of any breach of a representation and warranty made by Purchaser hereunder, Seller covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all Notes, the Certificate, pass-through certificates or other similar securities issued by Purchaser, or a trust or similar vehicle formed by Purchaser, have been paid in full. Seller and Purchaser agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by Purchaser, Issuer or by the Trustee on behalf of the Noteholders and Owner Trustee on behalf of the Certificateholder[s].

6.    Conditions Precedent. The obligation of the Purchaser to acquire the Subsequent Receivables hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent:

a.    Representations and Warranties. Each of the representations and warranties made by the Seller and the Purchaser in Sections 4 and 5 of this Agreement and in Sections [3.1 and 3.2] of the Sale and Servicing Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Transfer Date.

b.    Conditions. Upon the resale of the Subsequent Receivables sold by the Seller to the Purchaser hereunder and by the Purchaser to the Issuer pursuant to the Sale and Servicing Agreement and any related Subsequent Transfer Agreement, the conditions precedent to such sale, set forth in [Section 2.2(b)] of the Sale and Servicing Agreement shall be satisfied.

c.    Additional Information. The Seller shall have delivered to the Purchaser such information as was reasonably requested by the Purchaser to satisfy itself as to (i) the accuracy of the representations and warranties set forth in Section 4 of this Agreement and in Section 3.1 of the Sale and Servicing Agreement and (ii) the satisfaction of the conditions set forth in this Section.

7.    Ratification of Agreement. As supplemented by this Agreement, the Sale and Servicing Agreement is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

8.    Counterparts. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

9.    Conveyance of the Subsequent Receivables and the Subsequent Other Conveyed Property to the Issuer. The Seller acknowledges that Purchaser intends, pursuant to the Sale and Servicing Agreement, to convey the Subsequent Receivables and the Subsequent Other Conveyed Property, together with its rights under this Agreement, to the Issuer on the

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Subsequent Transfer Date. The Seller acknowledges and consents to such conveyance and pledges and waives any further notice thereof and covenants and agrees that the representations and warranties of the Seller contained in this Agreement and the rights of Purchaser hereunder are intended to benefit the Issuer, the Owner Trustee, the Trust Collateral Agent, the Noteholders and the Certificateholder[s]. In furtherance of the foregoing, the Seller covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof for the benefit of the Issuer, the Owner Trustee, the Trust Collateral Agent, the Noteholders and the Certificateholder[s] and that, notwithstanding anything to the contrary in this Agreement, the Seller shall be directly liable to the Issuer, the Owner Trustee, the Trust Collateral Agent, the Noteholders and the Certificateholder[s] (notwithstanding any failure by the Servicer or the Purchaser to perform its duties and obligations hereunder or under Related Documents) and that the Trust Collateral Agent may enforce the duties and obligations of the Seller under this Agreement against the Seller for the benefit of the Owner Trustee, the Trust Collateral Agent, the Noteholders and the Certificateholder[s].

10.    GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THE AGREEMENT SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of day and the year first above written.

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 20 - , as Purchaser

By: [OWNER TRUSTEE], not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

AMERICREDIT FINANCIAL SERVICES, INC., as Seller

By:
Name:
Title:

Acknowledged and Accepted:

[TRUST COLLATERAL AGENT], not in its individual capacity but solely as Trust Collateral Agent

By:
Name:
Title:

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SCHEDULE A

[SCHEDULE OF SUBSEQUENT RECEIVABLES]

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